Exhibit 99.1

Independent Auditors’ Report

To the shareholders of International Mining Machinery Holdings Limited
(Incorporated in the Cayman Islands with limited liability)

We have audited the consolidated financial statements of International Mining Machinery Holdings Limited (the “Company”) and its subsidiaries (together, the “Group”), which comprise the consolidated and company statements of financial position as at 31 December 2011, and the consolidated income statement, the consolidated statement of comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information.

Directors’ responsibility for the consolidated financial statements

The Directors of the Company are responsible for the preparation of consolidated financial statements that give a true and fair view in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board and the disclosure requirements of the Hong Kong Companies Ordinance, and for such internal control as the Directors determine is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. Our report is made solely to you, as a body, and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

We conducted our audit in accordance with Hong Kong Standards on Auditing issued by the Hong Kong Institute of Certified Public Accountants. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgement, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation of consolidated financial statements that give a true and fair view in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the Directors, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements give a true and fair view of the state of affairs of the Company and of the Group as at 31 December 2011, and of the Group’s profit and cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and have been properly prepared in accordance with the disclosure requirements of the Hong Kong Companies Ordinance.

Ernst & Young
Certified Public Accountants
22nd Floor
CITIC Tower
1 Tim Mei Avenue, Central
Hong Kong

30 March 2012

Consolidated Income Statement
Year ended 31 December 2011

		2011	2010
	Notes	RMB’000	RMB’000

REVENUE	6	2,097,855	1,942,615
Cost of sales		(1,187,606)	(1,100,505)

Gross profit		910,249	842,110

Other income and gains	6	20,808	56,225
Selling and distribution costs		(187,697)	(152,879)
Administrative expenses		(239,271)	(274,747)
Other expenses		(57,415)	(43,147)
Finance revenue	7	1,722	633
Finance costs	7	(11,585)	(11,688)
Share of (losses)/profits of associates		(2,651)	386

PROFIT BEFORE TAX	8	434,160	416,893
Income tax expense	11	(97,419)	(66,852)

PROFIT FOR THE YEAR		336,741	350,041

Attributable to:
Owners of the parent		336,741	350,115
Non-controlling interests		–	(74)

		336,741	350,041

EARNINGS PER SHARE ATTRIBUTABLE TO ORDINARY EQUITY HOLDERS OF THE PARENT
Basic (RMB)	14	25.90 cents	28.18 cents
Diluted (RMB)	14	25.84 cents	28.17 cents

Details of the dividends for the year are disclosed in Note 13 to the financial statements.

Consolidated Statement of Comprehensive Income
Year ended 31 December 2011

	2011	2010
	RMB’000	RMB’000

PROFIT FOR THE YEAR	336,741	350,041
Other comprehensive income:
Exchange differences on translation of foreign operations	(16,364)	(20,120)

TOTAL COMPREHENSIVE INCOME FOR THE YEAR	320,377	329,921

Attributable to:
Owners of the parent	320,377	329,995
Non-controlling interests	–	(74)

	320,377	329,921

Consolidated Statement of Financial Position
31 December 2011

		2011	2010
	Notes	RMB’000	RMB’000

NON-CURRENT ASSETS
Property, plant and equipment	16	434,719	378,675
Land use rights	17	118,646	121,652
Goodwill	18	314,969	314,969
Other intangible assets	19	268,673	330,245
Investments in associates	21	52,428	21,455
Deferred tax assets	22	11,923	8,840
Prepayments, deposits and other receivables	25	18,342	34,271

		1,219,700	1,210,107

CURRENT ASSETS
Inventories	23	445,632	424,624
Trade and bills receivables	24	1,920,263	1,440,737
Prepayments, deposits and other receivables	25	79,467	133,173
Amount due from an associate	27	19,596	–
Time deposits with original maturity of more than three months	26	–	307,142
Pledged deposits	26	26,594	–
Cash and cash equivalents	26	435,755	258,990

		2,927,307	2,564,666

CURRENT LIABILITIES
Interest-bearing bank loans	28	93,000	123,420
Trade and bills payables	29	553,613	401,304
Other payables and accruals	30	230,661	263,149
Tax payable		49,641	50,058

		926,915	837,931

NET CURRENT ASSETS		2,000,392	1,726,735

		2011	2010
	Notes	RMB’000	RMB’000

TOTAL ASSETS LESS CURRENT LIABILITIES		3,220,092	2,936,842

NON-CURRENT LIABILITIES
Deferred tax liabilities	22	106,024	111,966

NET ASSETS		3,114,068	2,824,876

EQUITY
Equity attributable to owners of the parent:
Issued capital	31	114,288	114,270
Reserves	33	2,999,780	2,710,606

TOTAL EQUITY		3,114,068	2,824,876

Mr. Kee-Kwan Allen Chan	Mr. Kwong Ming Pierre Tsui
Director	Director

Consolidated Statement of Changes in Equity
Year ended 31 December 2011

	Attributable to owners of the parent

							Difference arising from acquisition
		Share	Statutory		Share		of non-			Proposed		Exchange		Non-
	Issued	premium	reserve		option		controlling		Retained	final		fluctuation		controlling	Total
	capital	account	fund		reserve		interests		profits	dividend		reserve	Total	interests	equity
	RMB’000	RMB’000	RMB’000		RMB’000		RMB’000		RMB’000	RMB’000		RMB’000	RMB’000	RMB’000	RMB’000
	(Note 31)	(Note 33)	(Note 33)		(Note 32)

At 1 January 2010	80	7,937	25,982		–		–		564,730	–		70,014	668,743	23,309	692,052

Profit for the year	–	–	–		–		–		350,115	–		–	350,115	(74)	350,041
Other comprehensive income for the year:
Exchange differences on translation of foreign operations	–	–	–		–		–		–	–		(20,120)	(20,120)	–	(20,120)

Total comprehensive income for the year	–	–	–		–		–		350,115	–		(20,120)	329,995	(74)	329,921

Repurchase of old shares	(80)	80	–		–		–		–	–		–	–	–	–
Issue of shares	45,708	2,184,835	–		–		–		–	–		–	2,230,543	–	2,230,543
Share issue expenses	–	(101,161)	–		–		–		–	–		–	(101,161)	–	(101,161)
Capitalisation of share premium account	68,562	(68,562)	–		–		–		–	–		–	–	–	–
Equity-settled share option arrangements	–	–	–		5,184		–		–	–		–	5,184	–	5,184
Acquisition of non-controlling interests	–	–	–		–		(28,165)		–	–		–	(28,165)	(23,235)	(51,400)
Special dividend	–	–	–		–		–		(280,263)	–		–	(280,263)	–	(280,263)
Proposed final 2010 dividend	–	–	–		–		–		(70,200)	70,200		–	–	–	–
Transfer from retained profits	–	–	19,547		–		–		(19,547)	–		–	–	–	–

At 31 December 2010	114,270	2,023,129 *	45,529	*	5,184	*	(28,165	)*	544,835 *	70,200	*	49,894 *	2,824,876	–	2,824,876

	Attributable to owners of the parent

								Difference arising from acquisition
		Share		Statutory		Share		of non-			Proposed	Exchange		Non-
	Issued	premium		reserve		option		controlling		Retained	final	fluctuation		controlling	Total
	capital	account		fund		reserve		interests		profits	dividend	reserve	Total	interests	equity
	RMB’000	RMB’000		RMB’000		RMB’000		RMB’000		RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
	(Note 31)	(Note 33)		(Note 33)		(Note 32)

At 1 January 2011	114,270	2,023,129		45,529		5,184		(28,165)		544,835	70,200	49,894	2,824,876	–	2,824,876

Profit for the year	–	–		–		–		–		336,741	–	–	336,741	–	336,741
Other comprehensive income for the year:
Exchange differences on translation of foreign operations	–	–		–		–		–		–	–	(16,364)	(16,364)	–	(16,364)

Total comprehensive income for the year	–	–		–		–		–		336,741	–	(16,364)	320,377	–	320,377

Exercise of share options	18	1,217		–		(361)		–		–	–	–	874	–	874
Equity-settled share option arrangements	–	–		–		38,148		–		–	–	–	38,148	–	38,148
Final dividend declared	–	–		–		–		–		(7)	(70,200)	–	(70,207)	–	(70,207)
Transfer from retained profits	–	–		4,559		–		–		(4,559)	–	–	–	–	–

At 31 December 2011	114,288	2,024,346	*	50,088	*	42,971	*	(28,165	)*	877,010 *	–	33,530 *	3,114,068	–	3,114,068

*	These reserve accounts comprise the consolidated reserves of RMB2,999,780,000 (2010: RMB2,710,606,000) in the consolidated statement of financial position.

Consolidated Statement of Cash Flows
Year ended 31 December 2011

		2011	2010
	Notes	RMB’000	RMB’000

CASH FLOWS FROM OPERATING ACTIVITIES
Profit before tax		434,160	416,893
Adjustments for:
Depreciation of items of property, plant and equipment	8	47,064	34,298
Amortisation of land use rights	8	3,006	3,350
Amortisation of other intangible assets	8	61,572	33,181
Provision for impairment of an investment in an associate	8	186	–
(Gain)/loss on disposal of items of property, plant and equipment	8	(3,522)	3,575
Gain on disposal of land use rights	8	–	(1,937)
Gain on disposal of an available-for-sale investment	8	–	(2,250)
Write-down/(reversal) of inventories to net realisable value	8	3,901	(5,980)
Provision for impairment of trade receivables	8	25,201	3,311
Provision for impairment of other receivables	8	10,455	–
Reversal of impairment of trade receivables	8	(13,532)	(3,925)
Equity-settled share option expenses	8	38,148	5,184
Finance costs	7	11,585	11,688
Finance revenue	7	(1,722)	(633)
Share of losses/(profits) of associates		2,651	(386)

		619,153	496,369

Increase in trade and bills receivables		(491,195)	(321,464)
Decrease/(increase) in prepayments, deposits and other receivables		43,251	(15,286)
Increase in inventories		(24,909)	(100,277)
Increase in an amount due from an associate		(19,596)	–
Increase in trade an bills payables		144,964	33,747
Decrease in other payables and accruals		(622)	(124,918)
Increase in pledged deposits		(26,594)	–
Decrease in amounts due to a related party and a shareholder		–	(11,643)

		244,452	(43,472)

Interest paid		(2,004)	(2,402)
Income tax paid		(106,861)	(86,958)

NET CASH FLOWS FROM/(USED IN) OPERATING ACTIVITIES		135,587	(132,832)

		2011	2010
	Notes	RMB’000	RMB’000

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of items of property, plant and equipment		(80,891)	(131,209)
Capital contribution to an associate		(33,810)	–
Acquisition of a subsidiary		(38,929)	(487,077)
Proceeds from disposal of items of property, plant and equipment		9,159	5,132
Proceeds from disposal of land use rights		–	20,989
Acquisition of non-controlling interests		–	(51,400)
Capital contribution of available-for-sale investments		–	(7,500)
Disposal of an available-for-sale investment		–	17,250
Decrease in an amount due from a related party		–	22,223
Decrease/(increase) in time deposits with original maturity original maturity of more than three months		307,142	(307,142)
Interest received		1,722	633

NET CASH FLOWS FROM/(USED IN) INVESTING ACTIVITIES		164,393	(918,101)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issue of shares		–	2,129,382
Proceeds from exercise of share options		874	–
Repurchase of preference shares		–	(403,397)
New bank loans		90,000	87,000
Repayment of bank loans		(120,420)	(281,574)
Dividend paid		(70,207)	(280,263)
Interest paid		(5,349)	(7,333)

NET CASH FLOWS (USED IN)/FROM FINANCING ACTIVITIES		(105,102)	1,243,815

NET INCREASE IN CASH AND CASH EQUIVALENTS		194,878	192,882

Cash and cash equivalents at beginning of year		258,990	73,520
Effect of foreign exchange rate changes, net		(18,113)	(7,412)

CASH AND CASH EQUIVALENTS AT END OF YEAR		435,755	258,990

Statement of Financial Position of the Company
31 December 2011

		2011	2010
	Notes	RMB’000	RMB’000

NON-CURRENT ASSETS
Property, plant and equipment	16	280	527
Investments in subsidiaries	20	539,412	537,475

		539,692	538,002

CURRENT ASSETS
Deposits and other receivables	25	666	775
Amounts due from subsidiaries	27	1,214,303	1,175,338
Time deposits with original maturity of more than three months	26	–	307,142
Cash and cash equivalents	26	246,474	156,500

		1,461,443	1,639,755

CURRENT LIABILITIES
Other payables and accruals	30	5,782	36,631
Tax payable		1,499	1,574

		7,281	38,205

NET CURRENT ASSETS		1,454,162	1,601,550

TOTAL ASSETS LESS CURRENT LIABILITIES		1,993,854	2,139,552

NET ASSETS		1,993,854	2,139,552

EQUITY
Issued capital	31	114,288	114,270
Reserves	33	1,879,566	2,025,282

TOTAL EQUITY		1,993,854	2,139,552

Notes to Financial Statements
31 December 2011

1.	Corporate Information

The Company was incorporated in the Cayman Islands on 12 April 2006 as an exempted company with limited liability under the Companies Law, Chapter 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. The Group is principally engaged in the manufacture and sale of mining machinery in Mainland China. The registered office of the Company is located at Walker House, 87 Mary Street, George Town, Grand Cayman, Cayman Islands.

The Company’s shares were listed on the Main Board of The Stock Exchange of Hong Kong Limited (the “Stock Exchange”) on 10 February 2010.

On 30 December 2011, Joy Global Inc., through its wholly-owned subsidiary, Joy Global Asia Limited (“Joy Global”), acquired all the Company’s shares held by TJCC Holdings Ltd. In the opinion of the Directors, upon the completion of the acquisition, the holding company of the Company is Joy Global Asia Limited, which is incorporated in Hong Kong; the ultimate holding company of the Company is Joy Global Inc., which is incorporated in the United States.

2.1	Basis of Preparation

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) (which include all International Financial Reporting Standards, International Accounting Standards (the “IASs”) and Interpretations) issued by the International Accounting Standards Board (“IASB”), accounting principles generally accepted in Hong Kong and the disclosure requirements of the Hong Kong Companies Ordinance. They have been prepared under the historical cost convention. These financial statements are presented in Renminbi (“RMB”) and all values are rounded to the nearest thousand except when otherwise indicated.

Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries (collectively referred to as the “Group”) for the year ended 31 December 2011. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. The results of subsidiaries are consolidated from the date of acquisition, being the date on which the Group obtains control, and continue to be consolidated until the date that such control ceases. All intra-group balances, transactions, unrealised gains and losses resulting from intra-group transactions and dividends are eliminated in consolidation in full.

2.1	Basis of Preparation (Continued)

Basis of consolidation (Continued)

Total comprehensive income within a subsidiary is attributed to the non-controlling interest even if that results in a deficit balance.

A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction.

If the Group loses control over a subsidiary, it derecognises (i) the assets (including goodwill) and liabilities of the subsidiary, (ii) the carrying amount of any non-controlling interest and

(iii) the cumulative translation differences recorded in equity; and recognises (i) the fair value of the consideration received, (ii) the fair value of any investment retained and (iii) any resulting surplus or deficit in profit or loss. The Group’s share of components previously recognised in other comprehensive income is reclassified to profit or loss or retained profits, as appropriate.

2.2	Changes in Accounting Policy and Disclosures

The Group has adopted the following new and revised IFRSs for the first time for the current year’s financial statements.

IFRS 1 Amendment	Amendment to IFRS 1 First-time Adoption of International
Financial Reporting Standards – Limited Exemption from
Comparative IFRS 7 Disclosures for First-time Adopters

IAS 24 (Revised)	Related Party Disclosures

IAS 32 Amendment	Amendment to IAS 32 Financial Instruments: Presentation – Classification of Right Issues

IFRIC 14 Amendments	Amendments to IFRIC 14 Prepayments of a Minimum Funding Requirement

IFRIC 19	Extinguishing Financial Liabilities with Equity Instruments

Improvements to IFRSs 2010	Amendments to a number of IFRSs issued in May 2010

2.2	Changes in Accounting Policy and Disclosures (Continued)

Other than as further explained below regarding the impact of IAS 24 (Revised), and amendments to IFRS 3, IAS 1 and IAS 27 included in Improvements to IFRSs 2010, the adoption of these new and revised IFRSs has had no significant financial effect on these financial statements.

The principal effects of adopting these IFRSs are as follows:

(a)	IAS 24 (Revised) Related Party Disclosures

IAS 24 (Revised) clarifies and simplifies the definitions of related parties. The new definitions emphasise a symmetrical view of related party relationships and clarify the circumstances in which persons and key management personnel affect related party relationships of an entity. The revised standard also introduces an exemption from the general related party disclosure requirements for transactions with a government and entities that are controlled, jointly controlled or significantly influenced by the same government as the reporting entity. The accounting policy for related parties has been revised to reflect the changes in the definitions of related parties under the revised standard. The adoption of the revised standard did not have any impact on the financial position or performance of the Group. Details of the related party transactions, including the related comparative information, are included in Note 36 to the consolidated financial statements.

(b)
Improvements to IFRSs 2010 issued in May 2010 sets out amendments to a number of IFRSs. There are separate transitional provisions for each standard. While the adoption of some of the amendments may result in changes in accounting policies, none of these amendments has had a significant financial impact on the financial position or performance of the Group. Details of the key amendment most applicable to the Group are as follows:

•
IFRS 3 Business Combinations: The amendment clarifies that the amendments to IFRS 7, IAS 32 and IAS 39 that eliminate the exemption for contingent consideration do not apply to contingent consideration that arose from business combinations whose acquisition dates precede the application of IFRS 3 (as revised in 2008).

In addition, the amendment limits the scope of measurement choices for non-controlling interests. Only the components of non-controlling interests that are present ownership interests and entitle their holders to a proportionate share of acquiree’s net assets in the event of liquidation are measured at either fair value or at the present ownership instruments’ proportionate share of the acquiree’s identifiable net assets. All other components of non-controlling interests are measured at their acquisition date fair value, unless another measurement basis is required by another IFRS.

The amendment also added explicit guidance to clarify the accounting treatment for non-replaced and voluntarily replaced share-based payment awards.

2.2	Changes in Accounting Policy and Disclosures (Continued)

(b)	(Continued)

•
IAS 1 Presentation of Financial Statements: The amendment clarifies that an analysis of each component of other comprehensive income can be presented either in the statement of changes in equity or in the notes to the financial statements. The Group elects to present the analysis of each component of other comprehensive income in the statement of changes in equity.

•
IAS 27 Consolidated and Separate Financial Statements: The amendment clarifies that the consequential amendments from IAS 27 (as revised in 2008) made to IAS 21, IAS 28 and IAS 31 shall be applied prospectively for annual periods beginning on or after 1 July 2009 or earlier if IAS 27 is applied earlier.

2.3	Issued but not yet Effective International Financial Reporting Standards

The Group has not applied the following new and revised IFRSs as issued by the International Accounting Standards Board, that have been issued but are not yet effective, in these financial statements.

IFRS 1 Amendments	Amendments to IFRS 1 First-time Adoption of International Financial Reporting Standards – Severe Hyperinflation and Removal of Fixed Dates for First-time Adopters1

IFRS 7 Amendments	Amendments to IFRS 7 Financial Instruments: Disclosures – Transfers of Financial Assets1

IFRS 9	Financial Instruments6

IFRS 10	Consolidated Financial Statements4

IFRS 11	Joint Arrangements4

IFRS 12	Disclosure of Interests in Other Entities4

IFRS 13	Fair Value Measurement4

IAS 1 Amendments	Amendments to IAS 1 Presentation of Financial Statements – Presentation of Items of Other Comprehensive Income3

IAS 12 Amendments	Amendments to IAS 12 Income Taxes – Deferred Tax: Recovery of Underlying Assets2

IAS 19 Amendments	Amendments to IAS 19 Employee Benefits4

IAS 27 (Revised)	Separate Financial Statements4

IAS 28 (Revised)	Investments in Associates and Joint Ventures4

IFRIC 20	Stripping Costs in the Production Phase of a Surface Mine4

IFRS 7 Amendments	Amendments to IFRS 7 Financial Instruments: Disclosures – Offsetting Financial Assets and Financial Liabilities4

IAS 32 Amendments	Amendments to IAS 32 Financial Instruments: Presentation – Offsetting Financial Assets and Financial Liabilities5

2.3	Issued but not yet Effective International Financial Reporting Standards (Continued)

1	Effective for annual periods beginning on or after 1 July 2011
2	Effective for annual periods beginning on or after 1 January 2012
3	Effective for annual periods beginning on or after 1 July 2012
4	Effective for annual periods beginning on or after 1 January 2013
5	Effective for annual periods beginning on or after 1 January 2014
6	Effective for annual periods beginning on or after 1 January 2015

The Group is in the process of making an assessment of the impact of these new and revised IFRSs upon initial application. So far, the Group considers that these new and revised IFRSs are unlikely to have a significant impact on the Group’s results of operations and financial position.

2.4	Summary of Significant Accounting Policies

Subsidiaries
A subsidiary is an entity whose financial and operating policies the Company controls, directly or indirectly, so as to obtain benefits from its activities.

The results of subsidiaries are included in the Company’s income statement to the extent of dividends received and receivable. The Company’s investments in subsidiaries are stated at cost less any impairment losses.

Associates
An associate is an entity, not being a subsidiary or a jointly-controlled entity, in which the Group has a long term interest of generally not less than 20% of the equity voting rights and over which it is in a position to exercise significant influence.

The Group’s investments in associates are stated in the consolidated statement of financial position at the Group’s share of net assets under the equity method of accounting, less any impairment loss. The Group’s share of the post-acquisition results and reserves of associates is included in the consolidated income statement and consolidated reserves, respectively. Unrealised gains and losses resulting from transactions between the Group and its associates are eliminated to the extent of the Group’s investments in the associates, except where unrealised losses provide evidence of an impairment of the asset transferred. Goodwill arising from the acquisition of associates is included as part of the Group’s investments in associates and is not individually tested for impairment.

Adjustments are made to bring into line any dissimilar accounting policies that may exist.

The results of associates are included in the Company’s income statement to the extent of dividends received and receivable. The Company’s investments in associates are treated as non-current assets and are stated at cost less any impairment losses.

2.4	Summary of Significant Accounting Policies (Continued)

Business combinations and goodwill
Business combinations are accounted for using the acquisition method. The consideration transferred is measured at the acquisition date fair value which is the sum of the acquisition date fair values of assets transferred by the Group, liabilities assumed by the Group to the former owners of the acquiree and the equity interests issued by the Group in exchange for control of the acquiree. For each business combination, Group elects whether it measures the non-controlling interests in the acquiree that are present ownership interests and entitle their holders to a proportionate share of net assets in the event of liquidation either at fair value or at the proportionate share of the acquiree’s identifiable net assets. All other components of non-controlling interests are measured at fair value. Acquisition costs are expensed as incurred.

When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as of the acquisition date. This includes the separation of embedded derivatives in host contracts by the acquiree.

If the business combination is achieved in stages, the acquisition date fair value of the acquirer’s previously held equity interest in the acquiree is remeasured to fair value as at the acquisition date through profit or loss.

Any contingent consideration to be transferred by the acquirer is recognised at fair value at the acquisition date. Subsequent changes to the fair value of the contingent consideration which is deemed to be an asset or liability will be recognised in accordance with IAS 39 either in profit or loss or as a change to other comprehensive income. If the contingent consideration is classified as equity, it will not be remeasured. Subsequent settlement is accounted for within equity. In instances where the contingent consideration does not fall within the scope of IAS 39, it is measured in accordance with the appropriate IFRS.

Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred, the amount recognised for non-controlling interests and any fair value of the Group’s previously held equity interests in the acquiree over the identifiable net assets acquired and liabilities assumed. If the sum of this consideration and other items is lower than the fair value of the net assets of the subsidiary acquired, the difference is, after reassessment, recognised in profit or loss as a gain on bargain purchase.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. Goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value may be impaired. The Group performs its annual impairment test of goodwill as of 31 December. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash-generating units, or groups of cash-generating units, that are expected to benefit from the synergies of the combination, irrespective of whether other assets or liabilities of the Group are assigned to those units or groups of units.

2.4	Summary of Significant Accounting Policies (Continued)

Business combinations and goodwill (Continued)
Impairment is determined by assessing the recoverable amount of the cash-generating unit (group of cash-generating units) to which the goodwill relates. Where the recoverable amount of the cash-generating unit (group of cash-generating units) is less than the carrying amount, an impairment loss is recognised. An impairment loss recognised for goodwill is not reversed in a subsequent period.

Where goodwill forms part of a cash-generating unit (group of cash-generating units) and part of the operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation. Goodwill disposed of in this circumstance is measured based on the relative values of the operation disposed of and the portion of the cash-generating unit retained.

Impairment of non-financial assets
Where an indication of impairment exists, or when annual impairment testing for an asset is required (other than inventories, financial assets and goodwill), the asset’s recoverable amount is estimated. An asset’s recoverable amount is the higher of the asset’s or cash-generating unit’s value in use and its fair value less costs to sell, and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets, in which case the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss is recognised only if the carrying amount of an asset exceeds its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. An impairment loss is charged to the income statement in the period in which it arises in those expense categories consistent with the function of the impaired asset.

An assessment is made at the end of each reporting period as to whether there is any indication that previously recognised impairment losses may no longer exist or may have decreased. If such an indication exists, the recoverable amount is estimated. A previously recognised impairment loss of an asset other than goodwill is reversed only if there has been a change in the estimates used to determine the recoverable amount of that asset, but not to an amount higher than the carrying amount that would have been determined (net of depreciation/amortisation) had no impairment loss been recognised for the asset in prior years. A reversal of such an impairment loss is credited to the income statement in the period in which it arises.

2.4	Summary of Significant Accounting Policies (Continued)

Related parties
A party is considered to be related to the Group if:

(a)	the party is a person or a close member of that person’s family and that person,

(i)	has control or joint control over the Group;

(ii)	has significant influence over the Group; or

(iii)	is a member of the key management personnel of the Group or of a parent of the Group;

(b)	the party is an entity where any of the following conditions applies:

(i)	the entity and the Group are the members of the same group;

(ii)	one entity is an associate or joint venture of the other entity (or of a parent, subsidiary or fellow subsidiary of the other entity);

(iii)	the entity and the Group are joint ventures of the same third party;

(iv)	one entity is a joint venture of a third entity and the other entity is an associate of the third entity;

(v)	the entity is a post-employment benefit plan for the benefit of employees of either the Group or an entity related to the Group;

(vi)	the entity is controlled or jointly controlled by a person identified in (a); and

(vii)	a person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity)

Property, plant and equipment and depreciation
Property, plant and equipment, other than construction in progress, are stated at cost less accumulated depreciation and any impairment losses. The cost of an item of property, plant and equipment comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use.

Expenditures incurred after items of property, plant and equipment have been put into operation, such as repairs and maintenance, is normally charged to the income statement in the period in which it is incurred. In situations where the recognition criteria are satisfied, the expenditure for a major inspection is capitalised in the carrying amount of the asset or as a replacement. Where significant parts of property, plant and equipment are required to be replaced at intervals, the Group recognises such parts as individual assets with specific useful lives and depreciates them accordingly.

2.4	Summary of Significant Accounting Policies (Continued)

Property, plant and equipment and depreciation (Continued)
Depreciation is calculated on the straight-line basis to write off the cost of each item of property, plant and equipment to its residual value over its estimated useful life. The estimated useful lives of property, plant and equipment are as follows:

Buildings	20 to 40 years
Leasehold improvements	The shorter of the lease terms and their useful lives
Plant and machinery	10 years
Office equipment	5 years
Motor vehicles	5 years

Where parts of an item of property, plant and equipment have different useful lives, the cost of that item is allocated on a reasonable basis among the parts and each part is depreciated separately. Residual values, useful lives and depreciation method are reviewed, and adjusted if appropriate, at least at each financial year end.

An item of property, plant and equipment and any significant part initially recognised is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss on disposal or retirement recognised in the income statement in the year the asset is derecognised is the difference between the net sales proceeds and the carrying amount of the relevant asset.

Construction in progress represents buildings, plant and machinery under construction or installation and testing which are stated at cost less any impairment losses, and are not depreciated. Cost comprises the direct costs of construction and capitalised borrowing costs on related borrowed funds during the period of construction. Construction in progress is reclassified to the appropriate category of property, plant and equipment when completed and ready for use.

Intangible assets (other than goodwill)
Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is the fair value as of the date of acquisition. The useful lives of intangible assets are assessed to be either finite or indefinite. Intangible assets with finite lives are subsequently amortised over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method for an intangible asset with a finite useful life are reviewed at least at each financial year end.

Intangible assets with indefinite useful lives are tested for impairment annually either individually or at the cash-generating unit level. Such intangible assets are not amortised. The useful life of an intangible asset with an indefinite life is reviewed annually to determine whether the indefinite life assessment continues to be supportable. If not, the change in the useful life assessment from indefinite to finite is accounted for on a prospective basis.

2.4	Summary of Significant Accounting Policies (Continued)

Intangible assets (other than goodwill) (Continued)
Patents and software copyrights

Purchased patents and software copyrights are stated at cost less any impairment losses and are amortised on the straight-line basis over their estimated useful lives of six to eight years.

Customer bases and know-how
Customer bases and know-how are stated at cost less any impairment losses and are amortised on the straight-line basis over their estimated useful lives of five years.

Research and development costs
All research costs are charged to the income statement as incurred.

Expenditure incurred on projects to develop new products is capitalised and deferred only when the Group can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale, its intention to complete and its ability to use or sell the asset, how the asset will generate future economic benefits, the availability of resources to complete the project and the ability to measure reliably the expenditure during the development. Product development expenditure which does not meet these criteria is expensed when incurred.

Deferred development costs are stated at cost less any impairment losses and are amortised using the straight-line basis over the commercial lives of the underlying products not exceeding five to seven years, commencing from the date when the products are put into commercial production.

Land use rights
Land use rights are stated at cost less accumulated amortisation and any impairment losses. Land use rights are amortised on the straight-line basis over the lease terms of 50 years.

Leases
Leases that transfer substantially all the rewards and risks of ownership of assets to the Group, other than legal title, are accounted for as finance leases. At the inception of a finance lease, the cost of the leased asset is capitalised at the present value of the minimum lease payments and recorded together with the obligation, excluding the interest element, to reflect the purchase and financing. Assets held under capitalised finance leases are included in property, plant and equipment, and depreciated over the shorter of the lease terms and the estimated useful lives of the assets. The finance costs of such leases are charged to the income statement so as to provide a constant periodic rate of charge over the lease terms.

2.4	Summary of Significant Accounting Policies (Continued)

Leases (Continued)
Assets acquired through hire purchase contracts of a financing nature are accounted for as finance leases, but are depreciated over their estimated useful lives.

Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Where the Group is the lessee, rentals payable under operating leases net of any incentives received from the lessor are charged to the income statement on the straight-line basis over the lease terms.

Investments and other financial assets

Initial recognition and measurement
Financial assets within the scope of IAS 39 are classified as financial assets at fair value through profit or loss, loans and receivables and available-for-sale financial investments, or as derivatives designated as hedging instruments in an effective hedge, as appropriate. The Group determines the classification of its financial assets at initial recognition. When financial assets are recognised initially, they are measured at fair value plus transaction costs, except in the case of financial assets recorded at fair value through profit or loss.

All regular way purchases and sales of financial assets are recognised on the trade date, that is, the date that the Group commits to purchase or sell the asset. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the period generally established by regulation or convention in the marketplace.

The Group’s financial assets include cash and cash equivalents, pledged deposits, time deposits with original maturity of more than three months, trade and other receivables, loans receivable, quoted and unquoted financial instruments, and amounts due from related parties.

Subsequent measurement
The subsequent measurement of financial assets depends on their classification as follows:

Financial assets at fair value through profit or loss
Financial assets at fair value through profit or loss include financial assets held for trading and financial assets designated upon initial recognition at fair value through profit or loss. Financial assets are classified as held for trading if they are acquired for the purpose of sale in the near term. Derivatives, including separated embedded derivatives, are also classified as held for trading unless they are designated as effective hedging instruments as defined by IAS 39.

Financial assets at fair value through profit or loss are carried in the statement of financial position at fair value with net changes in fair value recognised in other income and gains or finance costs in the income statement. These net fair value changes do not include any dividends or interest earned on these financial assets, which are recognised in accordance with the policies set out for “Revenue recognition” below.

2.4	Summary of Significant Accounting Policies (Continued)

Investments and other financial assets (Continued)
Financial assets at fair value through profit or loss (Continued)

Financial assets designed upon initial recognition at fair value through profit or loss are designated at the date of initial recognition and only if the criteria under IAS 39 are satisfied.

The Group evaluates its financial assets at fair value through profit or loss (held for trading) to assess whether the intent to sell them in the near term is still appropriate. When, in rare circumstances, the Group is unable to trade these financial assets due to inactive markets and management’s intent to sell them in the foreseeable future significantly changes, the Group may elect to reclassify these financial assets The reclassification from financial assets at fair value through profit or loss to loans and receivables, available-for-sale financial assets or held-to-maturity investments depends on the nature of the assets. This evaluation does not affect any financial assets designated at fair value through profit or loss using the fair value option at designation as these instruments cannot be reclassified after initial recognition.

Derivatives embedded in host contracts are accounted for as separate derivatives and recorded at fair value if their economic characteristics and risks are not closely related to those of the host contracts and the host contracts are not held for trading or designated at fair value through profit or loss. These embedded derivatives are measured at fair value with changes in fair value recognised in the income statement. Reassessment only occurs if there is a change in the terms of the contract that significantly modifies the cash flows that would otherwise be required.

Loans and receivables
Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial measurement, such assets are subsequently measured at amortised cost using the effective interest rate method less any allowance for impairment. Amortised cost is calculated by taking into account any discount or premium on acquisition and includes fees or costs that are an integral part of the effective interest rate. The effective interest rate amortisation is included in finance income in the income statement. The loss arising from impairment is recognised in the income statement in finance costs for loans and in other expenses for receivables.

2.4	Summary of Significant Accounting Policies (Continued)

Investments and other financial assets (Continued)
Available-for-sale financial investments
Available-for-sale financial investments are non-derivative financial assets in listed and unlisted equity investments and debt securities. Equity investments classified as available for sale are those which are neither classified as held for trading nor designated at fair value through profit or loss. Debt securities in this category are those which are intended to be held for an indefinite period of time and which may be sold in response to needs for liquidity or in response to changes in market conditions.

After initial recognition, available-for-sale financial investments are subsequently measured at fair value, with unrealised gains or losses recognised as other comprehensive income in the available-for-sale investment revaluation reserve until the investment is derecognised, when the cumulative gain or loss is reclassified from the available-for-sale investment revaluation reverse to the income statement in other income, or until the investment is determined to be impaired, at which time the cumulative gain or loss is recognised in the income statement in other expenses. Interest and dividends earned whilst holding the available-for-sale financial investments are reported as interest income and dividend income, respectively and are recognised in the income statement as other income in accordance with the policies set out for “Revenue recognition” below.

When the fair value of unlisted equity investments cannot be reliably measured because (a) the variability in the range of reasonable fair value estimates is significant for that investment or (b) the probabilities of the various estimates within the range cannot be reasonably assessed and used in estimating fair value, such investments are stated at cost less any impairment losses.

The Group evaluates whether the ability and intention to sell its available-for-sale financial assets in the near term are still appropriate. When, in rare circumstances, the Group is unable to trade these financial assets due to inactive markets and management’s intent to do so significantly changes in the foreseeable future, the Group may elect to reclassify these financial assets. Reclassification to loans and receivables is permitted when the financial assets meet the definition of loans and receivables and the Group has the intent and ability to hold these assets for the foreseeable future or to maturity. Reclassification to the held-to-maturity category is permitted only when the Group has the ability and intent to hold until the maturity date of the financial asset.

For a financial asset reclassified from the available-for-sale category, the fair value carrying amount at the date of reclassification becomes its new amortised cost and any previous gain or loss on that asset that has been recognised in equity is amortised to profit or loss over the remaining life of the investment using the effective interest rate. Any difference between the new amortised cost and the maturity amount is also amortised over the remaining life of the asset using the effective interest rate. If the asset is subsequently determined to be impaired, then the amount recorded in equity is reclassified to the income statement.

2.4	Summary of Significant Accounting Policies (Continued)

Derecognition of financial assets
A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is derecognised when:

•	the rights to receive cash flows from the asset have expired; or

•
the Group has transferred its rights to receive cash flows from the asset, or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a “pass-through” arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

When the Group has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, it evaluates if and to what extent it has retained the risk and rewards of ownership of the asset. When it has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the asset is recognised to the extent of the Group’s continuing involvement in the asset. In that case, the Group also recognises an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Group has retained.

Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

Impairment of financial assets
The Group assesses at the end of each reporting period whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (an incurred “loss event”) and that loss event has an impact on the estimated future cash flows of the financial asset or the group of financial assets that can be reliably estimated. Evidence of impairment may include indications that a debtor or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganisation and observable data indicating that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

2.4	Summary of Significant Accounting Policies (Continued)

Impairment of financial assets (Continued)
Financial assets carried at amortised cost
For financial assets carried at amortised cost, the Group first assesses individually whether objective evidence of impairment exists for financial assets that are individually significant, or collectively for financial assets that are not individually significant. If the Group determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is, or continues to be, recognised are not included in a collective assessment of impairment.

If there is objective evidence that an impairment loss has occurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of the estimated future cash flows (excluding future credit losses that have not yet been incurred). The present value of the estimated future cash flows is discounted at the financial asset’s original effective interest rate (i.e., the effective interest rate computed at initial recognition). If a loan has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate.

The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognised in the income statement. Interest income continues to be accrued on the reduced carrying amount and is accrued using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss. Loans and receivables together with any associated allowance are written off when there is no realistic prospect of future recovery and all collateral has been realised or has been transferred to the Group.

If, in a subsequent period, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognised, the previously recognised impairment loss is increased or reduced by adjusting the allowance account. If a future write-off is later recovered, the recovery is credited to other expenses in the income statement.

Assets carried at cost
If there is objective evidence that an impairment loss has occurred on an unquoted equity instrument that is not carried at fair value because its fair value cannot be reliably measured, or on a derivative asset that is linked to and must be settled by delivery of such an unquoted equity instrument, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the current market rate of return for a similar financial asset. Impairment losses on these assets are not reversed.

2.4	Summary of Significant Accounting Policies (Continued)

Impairment of financial assets (Continued)
Available-for-sale financial investments
For available-for-sale financial investments, the Group assesses at the end of each reporting period whether there is objective evidence that an investment or a group of investments is impaired.

If an available-for-sale asset is impaired, an amount comprising the difference between its cost (net of any principal payment and amortisation) and its current fair value, less any impairment loss previously recognised in the income statement, is removed from other comprehensive income and recognised in the income statement.

In the case of equity investments classified as available for sale, objective evidence would include a significant or prolonged decline in the fair value of an investment below its cost. The determination of what is “significant” or “prolonged” requires judgement. “Significant” is evaluated against the original cost of the investment and “prolonged” against the period in which the fair value has been below its original cost. Where there is evidence of impairment, the cumulative loss – measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that investment previously recognised in the income statement – is removed from other comprehensive income and recognised in the income statement. Impairment losses on equity instruments classified as available for sale are not reversed through the income statement. Increases in their fair value after impairment are recognised directly in other comprehensive income.

Financial liabilities
Initial recognition and measurement
Financial liabilities within the scope of IAS 39 are classified as financial liabilities at fair value through profit or loss, loans and borrowings, or as derivatives designated as hedging instruments in an effective hedge, as appropriate. The Group determines the classification of its financial liabilities at initial recognition.

All financial liabilities are recognised initially at fair value plus, in the case of loans and borrowings, directly attributable transaction costs.

The Group’s financial liabilities include trade and other payables, amounts due to related parties and interest-bearing loans and borrowings.

2.4	Summary of Significant Accounting Policies (Continued)

Financial liabilities (Continued)
Subsequent measurement
The subsequent measurement of financial liabilities depends on their classification as follows:

Financial liabilities at fair value through profit or loss
Financial liabilities at fair value through profit or loss includes financial liabilities held for trading and financial liabilities designated upon initial recognition at fair value through profit or loss.

Financial liabilities are classified as held for trading if they are acquired for the purpose of selling in the near term. This category includes derivative financial instruments entered into by the Group that are not designated as hedging instruments in hedge relationships as defined by IAS 39. Separated embedded derivatives also are classified as held for trading unless they are designated as effective hedging instruments. Gains or losses on liabilities held for trading are recognised in the income statement. The net fair value gain or loss recognised in the income statement does not include any interest charged on these financial liabilities.

Loans and borrowings
After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortised cost, using the effective interest rate method unless the effect of discounting would be immaterial, in which case they are stated at cost. Gains and losses are recognised in the income statement when the liabilities are derecognised as well as through the effective interest rate amortisation process.

Amortised cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the effective interest rate. The effective interest rate amortisation is included in finance costs in the income statement.

2.4	Summary of Significant Accounting Policies (Continued)

Derecognition of financial liabilities
A financial liability is derecognised when the obligation under the liability is discharged or cancelled, or expires.

When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, and the difference between respective carrying amounts is recognised in the income statement.

Offsetting of financial instruments
Financial assets and financial liabilities are offset and the net amount is reported in the statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognised amounts and there is an intention to settle on a net basis, or to realise the assets and settle the liabilities simultaneously.

Fair value of financial instruments
The fair value of financial instruments that are traded in active markets is determined by reference to quoted market prices or dealer price quotations (bid price for long positions and ask price for short positions), without any deduction for transaction costs. For financial instruments where there is no active market, the fair value is determined using appropriate valuation techniques. Such techniques include using recent arm’s length market transactions; reference to the current market value of another instrument which is substantially the same; a discounted cash flow analysis; and option pricing models.

2.4	Summary of Significant Accounting Policies (Continued)

Inventories
Inventories are stated at the lower of cost and net realisable value. Cost is determined on a weighted average basis and, in the case of work in progress and finished goods, comprises direct materials, direct labour and an appropriate proportion of overheads. Net realisable value is based on estimated selling prices less any estimated costs to be incurred to completion and disposal.

Cash and cash equivalents
For the purpose of the consolidated statement of cash flows, cash and cash equivalents comprise cash on hand and demand deposits, and short term highly liquid investments that are readily convertible into known amounts of cash, are subject to an insignificant risk of changes in value, and have a short maturity of generally within three months when acquired, less bank overdrafts which are repayable on demand and form an integral part of the Group’s cash management.

For the purpose of the statement of financial position, cash and cash equivalents comprise cash on hand and at banks, including term deposits, and assets similar in nature to cash, which are not restricted as to use.

Provisions
A provision is recognised when a present obligation (legal or constructive) has arisen as a result of a past event and it is probable that a future outflow of resources will be required to settle the obligation, provided that a reliable estimate can be made of the amount of the obligation.

When the effect of discounting is material, the amount recognised for a provision is the present value at the end of the reporting period of the future expenditures expected to be required to settle the obligation. The increase in the discounted present value amount arising from the passage of time is included in finance costs in the income statement.

2.4	Summary of Significant Accounting Policies (Continued)

Provisions (Continued)
Provisions for product warranties granted by the Group on certain products are recognised based on sales volume and past experience of the level of repairs and returns, discounted to their present values as appropriate.

A contingent liability recognised in a business combination is initially measured at its fair value. Subsequently, it is measured at the higher of (i) the amount that would be recognised in accordance with the general guidance for provisions above; and (ii) the amount initially recognised less, when appropriate, cumulative amortisation recognised in accordance with the guidance for revenue recognition.

Income tax
Income tax comprises current and deferred tax. Income tax relating to items recognised outside profit or loss is recognised outside profit or loss, either in other comprehensive income or directly in equity.

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period, taking into consideration interpretations and practices prevailing in the countries in which the Group operates.

Deferred tax is provided, using the liability method, on all temporary differences at the end of the reporting period between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognised for all taxable temporary differences, except:

•
when the deferred tax liabilities arise from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•
in respect of taxable temporary differences associated with investments in subsidiaries, associates and joint ventures, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

2.4	Summary of Significant Accounting Policies (Continued)

Income tax (Continued)
Deferred tax assets are recognised for all deductible temporary differences, the carryforward of unused tax credits and any unused tax losses, deferred tax assets are recognised to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carryforward of unused tax credits and unused tax losses can be utilised, except:

•
when the deferred tax asset relating to the deductible temporary differences arise from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•
in respect to deductible temporary differences associated with investments in subsidiaries, associates and joint ventures, deferred tax assets are only recognised to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilised.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax assets to be utilised. Unrecognised deferred tax assets are reassessed at the end of each reporting period and are recognised to the extent that it has become probable that sufficient taxable profit will be available to allow all or part of the deferred tax assets to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and deferred tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

2.4	Summary of Significant Accounting Policies (Continued)

Government grants
Government grants are recognised at their fair value where there is reasonable assurance that the grant will be received and all attaching conditions will be complied with. When the grant relates to an expense item, it is recognised as income over the periods necessary to match the grant on a systematic basis to the costs that it is intended to compensate.

Where the grant relates to an asset, the fair value is credited to a deferred income account and is released to the income statement over the expected useful life of the relevant asset by equal annual installments or deducted from the carrying amount of the asset and released to the income statement by way of a reduced depreciation charge.

Revenue recognition
Revenue is recognised when it is probable that the economic benefits will flow to the Group and when the revenue can be measured reliably, on the following bases:

(a)
from the sale of goods, when the significant risks and rewards of ownership have been transferred to the buyer, provided that the Group maintains neither managerial involvement to the degree usually associated with ownership, nor effective control over the goods sold;

(b)	from the rendering of services, on the percentage of completion basis, as further explained in the accounting policy for “Contracts for services” below;

(c)
interest income, on an accrual basis using the effective interest method by applying the rate that exactly discounts the estimated future cash receipts through the expected life of the financial instrument or a shorter period, when appropriate, to the net carrying amount of the financial asset.

Contracts for services
Contract revenue on the rendering of services comprises the agreed contract amount. Costs of rendering services comprise labour and other costs of personnel directly engaged in providing the services and attributable overheads.

Revenue from the rendering of services is recognised based on the percentage of completion of the transaction, provided that the revenue, the costs incurred and the estimated costs to completion can be measured reliably. The percentage of completion is established by reference to the costs incurred to date as compared to the total costs to be incurred under the transaction. Where the outcome of a contract cannot be measured reliably, revenue is recognised only to the extent that the expenses incurred are eligible to be recovered.

2.4	Summary of Significant Accounting Policies (Continued)

Contracts for services (Continued)
Provision is made for foreseeable losses as soon as they are anticipated by management.

Where contract costs incurred to date plus recognised profits less recognised losses exceed progress billings, the surplus is treated as an amount due from contract customers. Where progress billings exceed contract costs incurred to date plus recognised profits less recognised losses, the surplus is treated as an amount due to contract customers.

Share-based payment transactions
The Company operates a share option scheme for the purpose of providing incentives and rewards to eligible participants who contribute to the success of the Group’s operations. Employees (including Directors) of the Group receive remuneration in the form of share-based payment transactions, whereby employees render services as consideration for equity instruments (“equity-settled transactions”).

The cost of equity-settled transactions with employees is measured by reference to the fair value at the date at which they are granted. The fair value is determined by an external valuer using a binomial model, further details of which are given in Note 32 to the financial statements.

The cost of equity-settled transactions is recognised, together with a corresponding increase in equity, over the period in which the performance and/or service conditions are fulfilled. The cumulative expense recognised for equity-settled transactions at the end of each reporting period until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The charge or credit to the income statement for a period represents the movement in the cumulative expense recognised at the beginning and end of that period.

No expense is recognised for awards that do not ultimately vest, except for equity-settled transactions where vesting is conditional upon a market or non-vesting condition, which are treated as vesting irrespective of whether or not the market or non-vesting condition is satisfied, provided that all other performance and/or service conditions are satisfied.

2.4	Summary of Significant Accounting Policies (Continued)

Share-based payment transactions (Continued)
Where the terms of an equity-settled award are modified, as a minimum an expense is recognised as if the terms had not been modified, if the original terms of the award are met. In addition, an expense is recognised for any modification that increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee as measured at the date of modification.

Where an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any expense not yet recognised for the award is recognised immediately. This includes any award where non-vesting conditions within the control of either the Group or the employee are not met. However, if a new award is substituted for the cancelled award, and is designated as a replacement award on the date that it is granted, the cancelled and new awards are treated as if they were a modification of the original award, as described in the previous paragraph.

The dilutive effect of outstanding options is reflected as additional share dilution in the computation of earnings per share.

Other employee benefits
Pension scheme
The employees of the Group’s subsidiaries which operate in Mainland China are required to participate in a central pension scheme operated by the local municipal government. These subsidiaries are required to contribute 20% to 22% of their payroll costs to the central pension scheme. The contributions are charged to the income statement as they become payable in accordance with the rules of the central pension scheme.

Borrowing costs
Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, i.e., assets that necessarily take a substantial period of time to get ready for their intended use or sale, are capitalised as part of the cost of those assets. The capitalisation of such borrowing costs ceases when the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs capitalised.All other borrowing costs are expensed in the period in which they are incurred. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

Dividends
Final dividends proposed by the Directors are classified as a separate allocation of retained profits within the equity section of the statement of financial position, until they have been approved by the shareholders in a general meeting. When these dividends have been approved by the shareholders and declared, they are recognised as a liability.

Interim dividends are simultaneously proposed and declared because the Company’s memorandum and articles of association grant the Directors the authority to declare interim dividends. Consequently, interim dividends are recognised immediately as a liability when they are proposed and declared.

2.4	Summary of Significant Accounting Policies (Continued)

Foreign currencies
These financial statements are presented in Renminbi (“RMB”), which is the Group’s presentation currency. The functional currency of the Company is the Hong Kong dollar (“HKD”). Each entity in the Group determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency. Foreign currency transactions recorded by the entities in the Group are initially recorded using their respective functional currency rates ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated at the functional rates of exchange ruling at the end of the reporting period. All differences arising on settlement or translation of monetary items are taken to the income statement.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. The gain or loss arising on retranslation of a non-monetary item is treated in line with the recognition of the gain or loss on change in fair value of the item (i.e., translation difference on the item whose fair value gain or loss is recognised in other comprehensive income or profit or loss is also recognised in other comprehensive income or profit or loss, respectively).

The functional currencies of certain overseas subsidiaries are currencies other than RMB. As at the end of the reporting period, the assets and liabilities of these entities are translated into the presentation currency of the Company at the exchange rates ruling at the end of the reporting period and their income statements are translated into RMB at the weighted average exchange rates for the year.

The resulting exchange differences are recognised in other comprehensive income and accumulated in the exchange fluctuation reserve. On disposal of a foreign operation, the component of other comprehensive income relating to that particular foreign operation is recognised in the income statement.

Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising from the acquisition are treated as assets and liabilities of the foreign operation and translated at the closing rate.

For the purpose of the consolidated statement of cash flows, the cash flows of overseas subsidiaries are translated into RMB at the exchange rates ruling at the dates of the cash flows. Frequent recurring cash flows of overseas subsidiaries which arise throughout the year are translated into RMB at the weighted average exchange rates for the year.

3.	Significant Accounting Judgements and Estimates

The preparation of the Group’s financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the end of the reporting period. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amounts of the assets or liabilities affected in the future.

Judgements
In the process of applying the Group’s accounting policies, management has made the following judgements, apart from those involving estimations, which have the most significant effect on the amounts recognised in the financial statements:

Deferred tax liabilities are recognised for withholding corporate income taxes relating to the unremitted earnings of the Group’s subsidiaries established in Mainland China that are subject to withholding taxes. Significant management judgement is required to determine the amount of deferred tax liabilities, based upon the likely distribution level of such earnings from these subsidiaries in the foreseeable future. The carrying value of deferred tax liabilities arising from the withholding tax associated with the undistributed profits of PRC subsidiaries for the year ended 31 December 2011 was RMB17,531,000 (2010: RMB13,015,000). Further details are contained in Note 22 to the financial statements.

Estimation uncertainty
The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below.

(i)	Impairment of goodwill
The Group determines whether goodwill is impaired at least on an annual basis. This requires an estimation of the value in use of the cash-generating unit to which the goodwill is allocated. Estimating the value in use requires the Group to make an estimate of the expected future cash flows from the cash-generating unit and also to choose a suitable discount rate in order to calculate the present value of those cash flows. The estimation of the expected future cash flows from the cash-generating unit could change significantly should the cash-generating unit fail to sustain the estimated growth. The carrying amount of goodwill as at 31 December 2011 was RMB314,969,000 (2010: RMB314,969,000). Further details are given in Note 18 to the financial statements.

3.	Significant Accounting Judgements and Estimates (Continued)

Estimation uncertainty (Continued)
(ii)	Impairment of trade receivables
Impairment of trade receivables is made based on an assessment of the recoverability of trade receivables. The identification of doubtful debts requires management’s judgement and estimates. Provision is made when there is objective evidence that the Group will not be able to collect the debts. Where the actual outcome or further expectation is different from the original estimate, such differences will impact the carrying value of the receivables, doubtful debt expenses and write-back of trade receivables in the period in which such estimate has been changed.

(iii)	Impairment of property, plant and equipment and other intangible assets
The carrying values of property, plant and equipment and other intangible assets are reviewed for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable in accordance with the accounting policy as disclosed in Note 2.4 to the financial statements: Impairment of non-financial assets. The recoverable amount of an asset, or, where appropriate, the cash-generating unit to which it belongs, is calculated as the higher of its fair value less costs to sell and value in use. Estimating the value in use requires the Group to estimate future cash flows from the cash-generating units and to choose a suitable discount rate in order to calculate the present value of those cash flows.

(iv)	Useful lives of property, plant and equipment
The Group determines the estimated useful lives and related depreciation charges for its property, plant and equipment. This estimate is based on the historical experience of the actual useful lives of property, plant and equipment of similar nature and functions. It could change significantly as a result of technical innovations, competitor actions in response to severe industry cycles or unforeseeable change in legal enforcement rights in future. Management will increase the depreciation charge where useful lives are less than previously estimated lives, or it will write off or write down technically obsolete or non-strategic assets that have been abandoned or sold.

(v)	Useful lives of intangible assets
The Group determines the estimated useful lives and related amortisation charges for its intangible assets. The useful lives of intangible assets are assessed to be finite. Intangible assets with finite lives are amortised over the useful economic lives and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method for an intangible asset with a finite useful life are reviewed at least at the end of the reporting period.

3.	Significant Accounting Judgements and Estimates (Continued)

Estimation uncertainty (Continued)
(vi)	Net realisable value of inventories
Net realisable value of an inventory is the estimated selling price in the ordinary course of business, less estimated costs to be incurred to completion and disposal. These estimates are based on the current market condition and the historical experience of selling products of a similar nature which could change significantly as a result of changes in customer taste or competitor actions in response to severe consumer product industry cycles. Management reassesses these estimates at the end of the reporting period.

(vii)	Deferred tax assets
Deferred tax assets are recognised for all deductible temporary differences, and carryforward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carryforward of unused tax credits and unused tax losses can be utilised. Significant management judgement is required to determine the amount of deferred tax assets that can be recognised, based upon the likely timing and level of future taxable profits together with future tax planning strategies.

(viii)	Warranty expenses
The Group offers a 12-month warranty for its products, during which free warranty service for the repair and maintenance of parts or components under normal usage is provided to customers. Management estimates warranty provisions based on historical cost data for repairs and maintenance and sales.

(ix)	Valuation of share options
As described in Note 32 to the financial statements, the Company has engaged an independent professionally qualified valuer to assist in the valuation of the share options granted during the year ended 31 December 2010. The fair value of the options granted under the share option scheme is determined using a binomial model. The significant inputs into the model were the underlying share price at the grant date, exercise price, risk-free interest rate, expected volatility of the underlying shares, expected dividend yield, expected employee exit rate, exercise multiple and expected life of options. When the actual results of the inputs differ from management’s estimate, it will have an impact on share option expenses and the related share option reserve of the Company.

4.	Particulars of Companies Comprising the Group and Associates

Particulars of the companies comprising the Group and its associates at 31 December 2011 are set out below:

	Place	Nominal	Attributable equity
	of operation	value of	interest of the
	and date of	registered/	Company
	incorporation/	paid-up			Principal
Name of company	registration	capital	Direct	Indirect	activities
			%	%

Subsidiaries

TJCC IMM Siwei Holdings Ltd.	Cayman Islands 16 February 2007	USD1	100	–	Investment holding

TJCC IMM Jiamusi Holdings Ltd.	Cayman Islands 26 January 2007	USD1	100	–	Investment holding

TJCC IMM Jixi Holdings Ltd.	Cayman Islands 26 January 2007	USD1	100	–	Investment holding

TJCC IMM AFC Holdings Ltd.	Cayman Islands16 February 2007	USD1	100	–	Investment holding

International Mining Machinery Jiamusi Holdings Limited (“IMM JMS Holdings”)	Hong Kong 31 January 2007	HKD10	–	100	Investment holding

International Mining Machinery Jixi Holdings Limited (“IMM JX Holdings”)	Hong Kong 31 January 2007	HKD10	–	100	Investment holding

International Mining Machinery AFC Holdings Limited (“IMM AFC Holdings”)	Hong Kong 22 February 2007	HKD10	–	100	Investment holding

4.	Particulars of Companies Comprising the Group and Associates (Continued)

Particulars of the companies comprising the Group and its associates at 31 December 2011 are set out below: (Continued)

	Place	Nominal	Attributable equity
	of operation	value of	interest of the
	and date of	registered/	Company
	incorporation/	paid-up			Principal
Name of company	registration	capital	Direct	Indirect	activities

			%	%

Subsidiaries (continued)

Jiamusi Coal Mining Machinery Co., Ltd. * (“Jiamusi Machinery”)	PRC/Mainland China 4 September 2002	RMB94,895,630	–	100	Manufacture and sale of coal mining machinery

Jixi Coal Mining Machinery Co., Ltd. * (“Jixi Machinery”)	PRC/Mainland China 19 September 2001	RMB100,000,000	–	100	Manufacture and sale of coal mining machinery

Huainan Longwall Coal Mining Machinery Co., Ltd. * (“Huainan Longwall”)	PRC/Mainland China 27 June 2007	RMB132,000,000	–	100	Manufacture and sale of coal mining machinery

Qingdao Tian Xun	PRC/Mainland China	RMB5,000,000	100	–	Manufacture
Electric Co., Ltd. *	7 September 2001				and sale of
(“Qingdao Tianxun”)					electric
					control systems

4.	Particulars of Companies Comprising the Group and Associates (Continued)

Particulars of the companies comprising the Group and its associates at 31 December 2011 are set out below: (Continued)

	Place	Nominal
	Of operation	value of	Attributable equity
	and date of	registered/	interest of the
	incorporation/	paid-up	Company
Name of company	registration	capital	Direct	Indirect	Principalactivities
			%	%

Associates

Huainan Shunli Coal	PRC/Mainland China	RMB2,000,000	–	25	Repair service
Mining Machinery	29 November 2006				for coal mining
Repairing					machinery
Co., Ltd.*(a)
(“Huainan Shunli”)

Neimenggu Tianlong	PRC/Mainland China	RMB100,000,000	–	20	Repair service
Coal Mining Machinery	17 July 2008				for coal mining
Repairing Co., Ltd.*					machinery

Shanxi Meijia Coal	PRC/Mainland China	RMB69,000,000	–	49	Manufacture
Mining Machinery	23 February 2011				and sale of
Company Limited*(b)					coal mining
machinery

Notes:

(a)	As at 31 December 2011, the Group fully impaired the investment in Huainan Shunli at year end.

(b)
On 23 February 2011, Jiamusi Machinery, a wholly-owned subsidiary of the Group, established an associate, Shanxi Meijia Coal Mining Machinery Company Limited (“Shanxi Meijia”), with a wholly-owned subsidiary of Shanxi Coal Transportation Group, an independent third party to the Group.

*	The English names of the subsidiaries registered in the PRC represent the best efforts made by management of the Company to translate their Chinese names as they do not have official English names.

5.	Operating Segment Information

For management purposes, the Group is organised into business units based on their products and services and has four reportable operating segments as follows:

(a)	Roadheader products and aftermarket parts and services
Engaged in the design, manufacture and sale of roadheader products and the provision of aftermarket services which include onsite repair service, overhaul and supply of spare parts to customers.

(b)	Shearer products and aftermarket parts and services
Engaged in the design, manufacture and sale of shearer products and the provision of aftermarket services which include onsite repair service, overhaul and supply of spare parts to customers.

(c)	Armoured-face conveyors and related products and aftermarket parts and services
Engaged in the manufacture and sale of armoured-face conveyors and related spare parts and the provision of aftermarket services which include onsite repair service, overhaul and supply of spare parts to customers.

(d)	Electric control systems and related products and aftermarket parts and services
Engaged in the manufacture and sale of electric control systems and related spare parts and the provision of aftermarket services which include onsite repair service, overhaul and supply of spare parts to customers.

No operating segments have been aggregated to form the above reportable operating segments.

Segment profit or loss represents the profit or loss earned by each segment without allocation of central administration costs, Directors’ remuneration and income tax. Management monitors the operating results of the Group’s business units separately for the purpose of making decisions about resource allocation and performance assessment. Segment performance is evaluated based on operating profit or loss and is measured consistently with operating profit or loss in the consolidated financial statements.

As the chief operating decision maker of the Group considers that most of the Group’s consolidated revenue and results are attributable to the market in the PRC and the Group’s consolidated assets are substantially located inside the PRC, no geographical information is presented.

5.	Operating Segment Information (Continued)

Year ended 31 December 2011	Roadheader products and aftermarket parts and services	Shearer products and aftermarket parts and services	Armoured- Face Conveyors and related products and aftermarket parts and services	Electric Control Systems and related products and aftermarket parts and services	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000

Segment revenue:
Sales to external customers	1,235,400	561,298	208,038	93,119	2,097,855
Intersegment sales	–	4,152	–	90,413	94,565

	1,235,400	565,450	208,038	183,532	2,192,420
Reconciliation:
Elimination of intersegment sales					(94,565)

Total revenue					2,097,855

Segment results	429,596	58,460	(64,724)	57,156	480,488
Reconciliation:
Elimination of intersegment results					(5,284)
Interest income					1,166
Corporate and other unallocated expenses*					(37,978)
Finance costs					(4,232)

Profit before tax					434,160

Segment assets	2,098,547	967,160	374,859	696,627	4,137,193
Reconciliation:
Elimination of intersegment receivables					(247,163)
Corporate and other unallocated assets					256,977

Total assets					4,147,007

5.	Operating Segment Information (Continued)

Year ended 31 December 2011	Roadheader products and aftermarket parts and services	Shearer products and aftermarket parts and services	Armoured- Face Conveyors and related products and aftermarket parts and services	Electric Control Systems and related products and aftermarket parts and services	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000

Segment liabilities	434,116	519,653	214,275	86,837	1,254,881
Reconciliation:
Elimination of intersegment payables					(247,163)
Corporate and other unallocated liabilities					25,221

Total liabilities					1,032,939

Other segment information:
Share of losses of associates	(2,651)	–	–	–	(2,651)
Research and development costs	20,130	15,206	13,145	11,667	60,148
Depreciation of items of property, plant and equipment	16,732	18,764	9,943	1,397	46,836
Reconciliation:
Corporate and other unallocated depreciation					228

Total depreciation					47,064

5.	Operating Segment Information (Continued)

Year ended 31 December 2011	Roadheader products and aftermarket parts and services	Shearer products and aftermarket parts and services	Armoured- Face Conveyors and related products and aftermarket parts and services	Electric Control Systems and related products and aftermarket parts and services	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000

Other segment information: (Continued)
Amortisation of land use rights	1,550	1,019	369	68	3,006
Amortisation of other intangible assets	3,714	743	3,384	53,731	61,572
Reversal of impairment of trade receivables	(2,801)	(9,664)	(1,067)	–	(13,532)
Impairment of trade receivables	3,576	12,889	7,840	896	25,201
Impairment of other receivables	–	455	10,000	–	10,455
Provision for impairment of an investment in an associate	–	186	–	–	186
Write-down/(reversal) of inventories to net realisable value	1,436	(1,413)	3,524	354	3,901
Product warranty provision	12,465	7,064	21,791	590	41,910
(Gain)/loss on disposal of items of property, plant and equipment	(386)	(1,678)	(1,601)	143	(3,522)

Investments in associates	52,428	–	–	–	52,428

Capital expenditure**	62,500	66,982	6,582	6,510	142,574

Reconciliation:
Corporate and other unallocated expenditure					–

Total capital expenditure					142,574

*
Corporate and other unallocated expenses mainly represent central administration costs, Directors’ remuneration and consulting fees which are managed on a group basis and are not allocated to operating segments.

**	Capital expenditure consists of additions to property, plant and equipment and establishment of an associate during the year.

5.	Operating Segment Information (Continued)

Year ended 31 December 2010	Roadheader products and aftermarket parts and services	Shearer products and aftermarket parts and services	Armoured- Face Conveyors and related products and aftermarket parts and services	Electric Control Systems and related products and aftermarket parts and services	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000

Segment revenue:
Sales to external customers	1,081,758	538,571	267,526	54,760	1,942,615
Intersegment sales	3,946	94	–	23,969	28,009

	1,085,704	538,665	267,526	78,729	1,970,624

Reconciliation:
Elimination of intersegment sales					(28,009)

Total revenue					1,942,615

Segment results	408,907	98,832	20,137	30,079	557,955
Reconciliation:
Elimination of intersegment results					(5,861)
Interest income					389
Corporate and other unallocated expenses					(133,637)
Finance costs					(1,953)

Profit before tax					416,893

Segment assets	1,590,729	780,733	424,298	658,303	3,454,063
Reconciliation:
Elimination of intersegment receivables					(145,311)
Corporate and other unallocated assets					466,021

Total assets					3,774,773

5.	Operating Segment Information (Continued)

Year ended 31 December 2010	Roadheader products and aftermarket parts and services	Shearer products and aftermarket parts and services	Armoured- Face Conveyors and related products and aftermarket parts and services	Electric Control Systems and related products and aftermarket parts and services	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000

Segment liabilities	304,478	440,524	197,807	100,181	1,042,990
Reconciliation:
Elimination of intersegment payables					(145,311)
Corporate and other unallocated liabilities					52,218

Total liabilities					949,897

Other segment information:
Share of profits/(losses) of associates	626	(240)	–	–	386
Research and development costs	19,099	13,515	2,061	5,906	40,581
Depreciation of items of property, plant and equipment	14,177	16,328	3,110	523	34,138
Reconciliation:
Corporate and other unallocated depreciation					160

Total depreciation					34,298

5.	Operating Segment Information (Continued)

Year ended 31 December 2010	Roadheader products and aftermarket parts and services	Shearer products and aftermarket parts and services	Armoured- Face Conveyors and related products and aftermarket parts and services	Electric Control Systems and related products and aftermarket parts and services	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000

Other segment information: (continued)
Amortisation of land use rights	1,550	1,409	369	22	3,350
Amortisation of other intangible assets	9,905	1,982	3,384	17,910	33,181
Reversal of impairment of trade receivables	(3,925)	–	–	–	(3,925)
Impairment of trade receivables	–	1,498	1,567	246	3,311
(Reversal)/write-down of inventories to net realisable value	(3,303)	(4,087)	1,410	–	(5,980)
Product warranty provision	9,672	8,619	3,695	254	22,240
Loss/(gain) on disposal of items of property, plant and equipment	74	3,504	12	(15)	3,575
Gain on disposal of land use rights	–	(1,937)	–	–	(1,937)

Investments in associates	21,269	186	–	–	21,455

Capital expenditure	15,326	24,292	78,327	307	118,252
Reconciliation:
Corporate and other unallocated expenditure					343,417

Total capital expenditure					461,669

5.	Operating Segment Information (Continued)

Information about major customers
During the year ended 31 December 2011, the Group had no customers from whom the revenues raised individually accounted for more than 10% of the Group’s total revenue during the year.

During the year ended 31 December 2010, the Group had two customers from whom the revenues raised of RMB269,585,000 and RMB243,414,000, respectively, individually accounted for more than 10% of the Group’s total revenue during that year.

Details of the concentration of credit risk arising from the customers are set out in Note 38 to the financial statements.

6.	Revenue, Other Income and Gains

Revenue represents the net invoiced value of goods sold and the value of services rendered after allowances for returns, trade discounts and various types of government surcharges, where applicable.

An analysis of revenue, other income and gains is as follows:

	2011	2010
	RMB’000	RMB’000

Revenue
Sale of goods	2,097,442	1,935,181
Rendering of services	20,908	9,223

	2,118,350	1,944,404

Less: Government surcharges	(20,495)	(1,789)

	2,097,855	1,942,615

Other income and gains
Waiver of unpaid tax	–	32,888
Reversal of long-aged trade debts	13,730	17,895
Gain on disposal of items of property, plant and equipment	3,522	–
Gain on disposal of an available-for-sale investment	–	2,250
Gain on disposal of land use rights	–	1,937
Sale of scrap materials	1,227	409
Government grants	1,000	–
Others	1,329	846

	20,808	56,225

7.	Finance Revenue and Finance Costs

An analysis of finance revenue and finance costs is as follows:

	2011	2010
	RMB’000	RMB’000

Finance revenue
Interest income	1,722	633

Finance costs
Loan interests	5,349	7,333
Interest arising from discounted bills	2,004	2,402
Notional interest	4,232	1,953

Total finance costs	11,585	11,688

8.	Profit Before Tax

The Group’s profit before tax is arrived at after charging/(crediting):

	2011	2010
	RMB’000	RMB’000

Cost of inventories sold	1,178,140	1,095,746
Cost of services provided	9,466	4,759

	1,187,606	1,100,505

Employee benefit expense (including Directors’ remuneration as set out in Note 9):
– Wages and salaries	175,633	168,390
– Pension scheme contributions	25,057	18,880
– Founder participation rights payment	–	33,198
– Equity-settled share option expense (Note 32)	38,148	5,184

	238,838	225,652

8.	Profit Before Tax (Continued)

The Group’s profit before tax is arrived at after charging/(crediting): (Continued)

	2011	2010
	RMB’000	RMB’000

Research and development costs	60,148	40,581
Auditors’ remuneration	3,680	3,560
Depreciation of items of property, plant and equipment (Note 16)	47,064	34,298
Amortisation of land use rights (Note 17)	3,006	3,350
Amortisation of other intangible assets (Note 19)	61,572	33,181
Reversal of impairment of trade receivables (Note 24)	(13,532)	(3,925)
Impairment of trade receivables (Note 24)	25,201	3,311
Impairment of other receivables	10,455	–
Minimum lease payments under operating leases	2,741	4,053
Write down/(reversal) of inventories to net realisable value	3,901	(5,980)
Product warranty provision	41,910	22,240
Provision for impairment of an investment in an associate	186	–
(Gain)/loss on disposal of items of property, plant and equipment	(3,522)	3,575
Gain on disposal of land use rights	–	(1,937)
Gain on disposal of an available-for-sale investment	–	(2,250)
Fee for early termination of a management consulting agreement with TJCC Services Ltd. (“TJCC Services”)	–	68,344

9.	Directors’ Remuneration

Directors’ remuneration for the year, disclosed pursuant to the Listing Rules and Section 161 of the Hong Kong Companies Ordinance, is as follows:

	2011	2010
	RMB’000	RMB’000

Fees	736	2,270

Other emoluments:
Salaries, allowances and benefits in kind	9,474	11,814
Performance-related bonuses*	2,545	917
Founder participation rights payment	–	23,239
Equity-settled share option expense	5,623	644

	17,642	36,614

	18,378	38,884

*	Certain executive Directors of the Company are entitled to a bonus payment which is determined as a percentage of the profit after tax of the Group.

In April 2010 and October 2010, certain Directors and employees were granted share options, in respect of their services to the Group, under the share option scheme of the Company, further details of which are set out in Note 32 to the financial statements. The fair value of such options which has been recognised in the income statement over the vesting period, was determined as at the date of grant and the amount included in the financial statements for the current year is included in the above Directors’ remuneration disclosures.

9.	Directors’ Remuneration (Continued)

(a)	Independent non-executive Directors
The remuneration of each of the independent non-executive Directors during the year is as follows:

		Equity-settled
		share option	Total
	Fees	expense	remuneration
	RMB’000	RMB’000	RMB’000

2011
Yiming Hu	150	32	182
Xuezheng Wang	150	32	182
Zhengduo Yuan	150	32	182
Fung Man, Norman Wai	150	32	182

	600	128	728

2010
Yiming Hu	141	14	155
Xuezheng Wang	141	14	155
Zhengduo Yuan	141	14	155
Fung Man, Norman Wai	141	14	155

	564	56	620

There were no other emoluments payable to the independent non-executive Directors during the year (2010: Nil).

9.	Directors’ Remuneration (Continued)

(b)	Executive Directors
The remuneration of each of the executive Directors during the year is as follows:

	Salaries,		Equity
	allowances	Performance-	settled
	and benefits	related	share option
	in kind	bonuses	expense	Total
	RMB’000	RMB’000	RMB’000	RMB’000

2011
Thomas H. Quinn (ii)	–	–	–	–
Kee-Kwan Allen Chan	4,746	1,613	–	6,359
Youming Ye (ii)	–	–	–	–
Kwong Ming Pierre Tsui	2,682	626	2,608	5,916
Yinghui Wang	1,020	306	2,887	4,213

	8,448	2,545	5,495	16,488

2010
Thomas H. Quinn	–	–	–	–
Kee-Kwan Allen Chan	4,521	–	–	4,521
Youming Ye	3,635	–	–	3,635
Kwong Ming Pierre Tsui	2,004	529	287	2,820
Yinghui Wang	714	388	301	1,403
David W. Zalaznick (i)	–	–	–	–

	10,874	917	588	12,379

(i)	Mr. David W. Zalaznick resigned as an executive Director of the Company on 14 January 2010.

(ii)
Subsequent to the completion of acquiring the majority of the shares of the Company by Joy Global, Mr. Thomas H. Quinn and Mr. Youming Ye resigned as executive Directors of the Company, effective on 6 January 2012.

Subsequent to the end of the reporting period, on 6 January 2012, Mr. Michael W. Sutherlin was appointed as executive Director of the Company.

9.	Directors’ Remuneration (Continued)

(c)	Non-executive Directors
The remuneration of each of the non-executive Directors for the year is as follows:

		Salaries,	Founder
		allowances	participant
		and benefits	rights
	Fees	in kind	payment	Total
	RMB’000	RMB’000	RMB’000	RMB’000

2011
John W. Jordan II (iv)	–	–	–	–
Rubo Li a/k/a John Lee (iii)	136	–	–	136
Lisa M. Ondrula (iv)	–	1,026	–	1,026

	136	1,026	–	1,162

2010
John W. Jordan II	–	–	–	–
Rubo Li a/k/a John Lee	1,706	–	23,239	24,945
Lisa M. Ondrula	–	940	–	940

	1,706	940	23,239	25,885

(iii)
For the year ended 31 December 2011, the remuneration above excludes the remuneration paid to Mr. Rubo Li a/k/a John Lee after his resignation as a non-executive Director of the Company on 31 January 2011.

(iv)
Subsequent to the completion of acquiring the majority of the shares of the Company by Joy Global, Mr. John W. Jordan II and Ms. Lisa M. Ondrula resigned as non-executive Directors of the Company, effective on 6 January 2012.

Subsequent to the end of the reporting period, on 6 January 2012, Mr. Michael S. Olsen, Mr. Edward L. Doheny II, Mr. Eric A. Nielsen and Mr. Sean D. Major were appointed as non-executive Directors of the Company.

9.	Directors’ Remuneration (Continued)

Mr. Thomas H. Quinn, Mr. John W. Jordan II and Mr. David W. Zalaznick did not receive any remuneration from the Company for the years ended 31 December 2011 and 2010, but were remunerated by The Jordan Company arising from their individual capacity as members of senior management of The Resolute Fund, L.P. The Jordan Company, which was incorporated in the United States, manages The Resolute Fund, L.P., which is the holding company of the Company’s former controlling shareholder, TJCC Holdings Ltd.

Mr. Youming Ye did not receive any remuneration from the Company for the year ended 31 December 2011, but was remunerated by TJCC Services arising from his individual capacity as a member of senior management of TJCC Services, a former related party of the Company.

There was no arrangement under which Directors waived or agreed to waive any remuneration during the year.

10.	Five Highest Paid Employees

The five highest paid employees during the year included three (2010: four) Directors, details of whose remuneration are set out in Note 9 above. Details of the remuneration of the remaining two (2010: one) non-director, highest paid employee for the year are as follows:

	2011	2010
	RMB’000	RMB’000

Salaries, allowances and benefits in kind	2,866	1,082
Performance-related bonuses	671	571
Equity-settled share option expense	5,216	287
Pension scheme contributions	30	28

	8,783	1,968

10.	Five Highest Paid Employees (Continued)

The number of non-director, highest paid employees whose remuneration fell within the following bands is as follows:

	Number of employees

	2011	2010

Nil to HK$1,000,000	–	–
HK$1,000,001 to HK$1,500,000	–	–
HK$1,500,001 to HK$2,000,000	–	–
Over HK$2,000,000	2	1

	2	1

During the year ended 31 December 2010, share options were granted to the above non-director, highest paid employees in respect of their services to the Group, further details of which are included in the disclosures in Note 32 to the financial statements. The fair value of such options, which has been recognised in the income statement over the vesting period, was determined as at the date of grant and the amount included in the financial statements for the current year is included in the above non-director, highest paid employees’ remuneration disclosures.

During the year, no emoluments were paid by the Group to the Directors, or the non-director and highest paid employees as an inducement to join or upon joining the Group, or as compensation for loss of office.

11.	Income Tax

The Group is subject to income tax on an entity basis on profits arising in or derived from the jurisdictions in which members of the Group are domiciled and operate.

Pursuant to the rules and regulations of the Cayman Islands, the Group is not subject to any income tax in the Cayman Islands.

No provision for Hong Kong profits tax has been made as the Group had no assessable profits derived from or earned in Hong Kong during the year.

The provision for Mainland China current income tax is based on the statutory rate of 25% of the assessable profit of the Group as determined in accordance with the PRC Corporation Income Tax Law which was approved and became effective on 1 January 2008, except for certain subsidiaries of the Group in Mainland China which are granted tax concession and are taxed at preferential rates.

Jiamusi Machinery and Jixi Machinery obtained the Certificate of National High-Tech Enterprise in November 2008 and were able to obtain the renewed certificate in October 2011 for another three years. Huainan Longwall and Qingdao Tianxun obtained the Certificate of National High-Tech Enterprise in May 2010 and November 2009, respectively. Accordingly, they were entitled to a lower PRC corporate income tax rate of 15% for the year ended 31 December 2011.

The share of tax attributable to associates for the years ended 31 December 2010 and 2011, respectively, is included in “Share of profits/(losses) of associates” on the face of the consolidated income statements.

11.	Income Tax (Continued)

The major components of income tax charge for the year are as follows:

	2011	2010
	RMB’000	RMB’000

Current tax
– Income tax in the PRC for the year	106,444	77,133
– Deferred tax (Note 22)	(9,025)	(10,281)

Total tax charge for the year	97,419	66,852

A reconciliation of the income tax expense applicable to profit before tax at the statutory rate for the country in which the Company and the majority of its subsidiaries are domiciled (i.e. in their respective countries of incorporation) to the tax expense at the effective tax rate for the year is as follows:

	2011	2010
	RMB’000	RMB’000

Profit before tax	434,160	416,893

Tax at an applicable tax rate	108,540	104,223
Lower tax rate for certain loss making entities in different jurisdictions	7,010	37,397
Tax concession for certain subsidiaries*	(71,250)	(76,890)
Losses attributable to associates	(132)	(97)
Adjustments in respect of current tax of previous periods	(847)	(16,194)
Income not subject to tax	–	(8,222)
Tax losses not recognised	8,607	–
Expenses not deductible for tax	40,877	15,779
Effect of withholding tax at 5% on the distributable profits of the Group’s PRC subsidiaries	4,614	10,856

Tax charge at the Group’s effective rate	97,419	66,852

*
Jiamusi Machinery and Jixi Machinery were recognised as High-Tech companies and enjoyed a tax rate of 15% (2010:12.5%, subject to a 50% deduction of the standard tax rate) starting from 1 January 2011. Huainan Longwall and Qingdao Tianxun were recognised as High-Tech companies and enjoyed a tax rate of 15% starting from 1 January 2010.

12.	Profit Attributable to Owners of the Parent

The consolidated profit attributable to owners of the parent for the year ended 31 December 2011 includes a loss of RMB36,502,000 (2010: a loss of RMB136,775,000) which has been dealt with in the financial statements of the Company (Note 33(b)).

13.	Dividends

(a)	Dividends attributable to the current year

	2011	2010
	RMB’000	RMB’000

Proposed final – nil (2010: RMB5.4 cents) per ordinary share	–	70,200

The Directors do not recommend the payment of a final dividend for the year ended 31 December 2011.

(b)	Special dividend declared in connection with the initial public offering

	2011	2010
	RMB’000	RMB’000

Declared during the year	–	280,263

Paid during the year	–	280,263

14.	Earnings per Share Attributable to Ordinary Equity Holders of the Parent

The calculation of the basic earnings per share amount is based on the profit for the year attributable to ordinary equity holders of the parent, and the weighted average number of ordinary shares of 1,300,091,473 (2010: 1,242,222,222) in issue during the year, as adjusted to reflect the rights issued during the year.

The weighted average number of ordinary shares used to calculate the basic earnings per share includes the 520,000,000 ordinary shares issued in connection with the listing of the Company’s ordinary shares on the Stock Exchange on 10 February 2010.

The calculation of the diluted earnings per share amount is based on the profit for the year attributable to ordinary equity holders of the parent. The weighted average number of ordinary shares used in the calculation is the number of ordinary shares in issue during the year, as used in the basic earnings per share calculation, and the weighted average number of ordinary shares assumed to have been issued on the deemed exercise of all dilutive potential ordinary shares into ordinary shares.

14.	Earnings per Share Attributable to Ordinary Equity Holders of the Parent (Continued)

	Number of shares

	2011		2010

Shares
Weighted average number of ordinary shares in issue during the year used in the basic earnings per share calculation	1,300,091,473		1,242,222,222

Effect of dilution – weighted average number of ordinary shares:	3,002,167		639,986

	1,303,093,640	*	1,242,862,208

*	Diluted earnings per share amount is based on the profit for the year of RMB336,741,000, and the weighted average number of ordinary shares of 1,303,093,640 in issue during the year.

15.	Retirement Benefits and Accommodation Benefits

Retirement benefits
In accordance with PRC regulations, Jiamusi Machinery, Jixi Machinery, Huainan Longwall and Qingdao Tianxun participate in a defined contribution retirement scheme. All formal employees are entitled to an annual pension equal to a fixed proportion of the average basic salary amount of their last employment at their retirement date. Jiamusi Machinery, Jixi Machinery, Huainan Longwall and Qingdao Tianxun are required to make contributions to the local social security bureau at a rate of 20% of the average basic salaries of the employees under the employment of Jiamusi Machinery, Jixi Machinery, Huainan Longwall and Qingdao Tianxun to whom the defined contribution retirement plan is applicable. Jiamusi Machinery, Jixi Machinery, Huainan Longwall and Qingdao Tianxun have no obligations for the payment of pension benefits beyond the annual contributions to the local social security bureau as set out above.

Accommodation benefits
According to the relevant PRC rules and regulations, Jiamusi Machinery, Jixi Machinery, Huainan Longwall and Qingdao Tianxun are each required to make contributions, which are in proportion to the salaries and wages of the employees to an accommodation fund administered by the Public Accumulation Funds Administration Centre. There are no further obligations on the part of Jiamusi Machinery, Jixi Machinery, Huainan Longwall and Qingdao Tianxun, except for contributions to the accommodation fund.

16.	Property, Plant and Equipment

Group
		Leasehold	Plant and	Office	Motor	Construction
	Buildings	improvements	machinery	equipment	vehicles	in progress	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000

Cost:
At 1 January 2010	162,807	–	144,316	25,542	11,139	29,174	372,978
Additions	717	2,035	4,541	6,414	12,906	92,321	118,934
Transfers	52,685	–	67,227	765	–	(120,677)	–
Acquisition of a subsidiary	4,680	–	2,540	594	2,275	–	10,089
Disposals	(14,556)	–	(5,639)	(405)	(4,601)	–	(25,201)

At 31 December 2010and 1 January 2011	206,333	2,035	212,985	32,910	21,719	818	476,800
Additions	2,380	39	12,964	2,033	5,000	86,348	108,764
Transfers	5,145	–	40,979	105	244	(46,473)	–
Disposals	(150)	–	(9,828)	(1,498)	(6,374)	–	(17,850)
Exchange realignment	–	(12)	–	(20)	–	–	(32)

At 31 December 2011	213,708	2,062	257,100	33,530	20,589	40,693	567,682

Accumulated depreciation:
At 1 January 2010	22,710	–	37,432	13,624	6,555	–	80,321
Charge for the year	7,758	262	18,749	5,606	1,923	–	34,298
Disposals	(8,928)	–	(4,046)	(396)	(3,124)	–	(16,494)

At 31 December 2010and 1 January 2011	21,540	262	52,135	18,834	5,354	–	98,125
Charge for the year	10,001	714	25,904	6,155	4,290	–	47,064
Disposals	(8)	–	(8,491)	(1,414)	(2,300)	–	(12,213)
Exchange realignment	–	(5)	–	(8)	–	–	(13)

At 31 December 2011	31,533	971	69,548	23,567	7,344	–	132,963

Net book value:
At 31 December 2011	182,175	1,091	187,552	9,963	13,245	40,693	434,719

At 31 December 2010	184,793	1,773	160,850	14,076	16,365	818	378,675

16.	Property, Plant and Equipment (Continued)

Company
		Leasehold	Plant and	Office	Motor	Construction
	Buildings	improvements	machinery	equipment	vehicles	in progress	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000

Cost:
At 1 January 2010	–	–	–	–	–	–	–
Additions	–	258	–	425	–	–	683

At 31 December 2010 and 1 January 2011	–	258	–	425	–	–	683
Exchange realignment	–	(12)	–	(20)	–	–	(32)

At 31 December 2011	–	246	–	405	–	–	651

Accumulated depreciation:
At 1 January 2010	–	–	–	–	–	–	–
Charge for the year	–	59	–	97	–	–	156

At 31 December 2010and 1 January 2011	–	59	–	97	–	–	156
Charge for the year	–	86	–	142	–	–	228
Exchange realignment	–	(5)	–	(8)	–	–	(13)

At 31 December 2011	–	140	–	231	–	–	371

Net book value:
At 31 December 2011	–	106	–	174	–	–	280

At 31 December 2010	–	199	–	328	–	–	527

16.	Property, Plant and Equipment (Continued)

Group
The net book values of property, plant and equipment pledged as security for interest-bearing bank loans granted to the Group are as follows (Note 28):

	2011	2010
	RMB’000	RMB’000

Buildings	7,344	51,013

As at 31 December 2011, the Group has not obtained certificates of real estate ownership from the relevant PRC government authorities for certain buildings with a carrying amount of RMB2,031,000.

17.	Land Use Rights

Group
	2011	2010
	RMB’000	RMB’000

Cost:
At 1 January	132,427	152,823
Acquisition of a subsidiary	–	2,860
Additions	–	–
Disposals	–	(23,256)

At 31 December	132,427	132,427

Accumulated amortisation:
At 1 January	10,775	11,629
Charge for the year	3,006	3,350
Disposals	–	(4,204)

At 31 December	13,781	10,775

Net book value:
At 31 December	118,646	121,652

Net book value pledged (Note 28)	1,719	84,831

The leasehold land is held under a long-term lease and is situated in Mainland China.

18.	Goodwill

Group
	2011	2010
	RMB’000	RMB’000

Cost:
At 1 January	314,969	101,203
Addition	–	213,766

At 31 December	314,969	314,969

Goodwill acquired through business combination has been allocated to the Group’s cash-generating units (“CGUs”), which are reportable segments, for impairment testing:

•	Roadheader products and aftermarket parts and services

•	Shearer products and aftermarket parts and services

•	Electric control systems and related products and aftermarket parts and services

The carrying amount of goodwill allocated to each of the CGUs is as follows:

Electric
Control systems
	Roadheader	Shearer	and related
	products and	products and	products and
	aftermarket	aftermarket	aftermarket
	parts and	parts and	parts and
	services	services	services	Total
	RMB’000	RMB’000	RMB’000	RMB’000

31 December 2011	99,669	1,534	213,766	314,969

31 December 2010	99,669	1,534	213,766	314,969

18.	Goodwill (Continued)

The recoverable amounts of the CGUs are determined based on a value in use calculation. The calculation uses cash flow projections based on financial budgets approved by management covering a five-year period with cash flows beyond the five-year period assumed to be stable. The discount rate applied to the cash flow projections for the segment of roadheader products and aftermarket parts and services is 18.8% (2010: 18.3%). The discount rate applied to the cash flow projections for the segment of shearer products and aftermarket parts and services is 17.4% (2010: 18.0%). The discount rate applied to the cash flow projections for the segment of electric control systems and related products and aftermarket parts and services is 17.8% (2010: 18.2%). The growth rate does not exceed the projected long-term average growth rate for the mining industry in Mainland China.

Key assumptions were used in the value in use calculation of the CGUs for 31 December 2010 and 2011. The following describes each key assumption on which management has based its cash flow projections to undertake impairment testing of goodwill:

Budgeted gross margins – Management determined budgeted gross margin based on past performance and its expectations for market development.

Discount rates – The discount rates used are before tax and reflect specific risks relating to the relevant units.

The values assigned to key assumptions are consistent with external information sources.

19.	Other Intangible Assets

Group
	Customer bases	Patents and Software copyrights	Know-how	Total
	RMB’000	RMB’000	RMB’000	RMB’000

Cost:
At 1 January 2010	59,431	19,052	5,010	83,493
Acquisition of a subsidiary	85,666	244,120	–	329,786

At 31 December 2010and 31 December 2011	145,097	263,172	5,010	413,279

Accumulated amortisation:
At 1 January 2010	43,087	4,764	2,002	49,853
Charge for the year	17,597	14,583	1,001	33,181

At 31 December 2010and 1 January 2011	60,684	19,347	3,003	83,034
Charge for the year	21,591	38,979	1,002	61,572

At 31 December 2011	82,275	58,326	4,005	144,606

Net book value:
At 31 December 2011	62,822	204,846	1,005	268,673

At 31 December 2010	84,413	243,825	2,007	330,245

20.	Investments in Subsidiaries

Company
	2011	2010
	RMB’000	RMB’000

Unlisted investments, at cost	539,412	537,475

Investments in subsidiaries as at 31 December 2011 represent the cost of the entire interests in TJCC IMM Siwei Holdings Ltd., TJCC IMM Jiamusi Holdings Ltd. (“TJCC IMM Jiamusi”), TJCC IMM Jixi Holdings Ltd. (“TJCC IMM Jixi”), TJCC IMM AFC Holdings Ltd. (“TJCC IMM AFC”) and Qingdao Tianxun.

Details of investments in subsidiaries are set out in Note 4 to the financial statements.

21.	Investments in Associates

Group
	2011	2010
	RMB’000	RMB’000

Share of net assets	52,428	21,455

The following table illustrates the summarised financial information of the Group’s associates extracted from their financial statements:

	2011	2010
	RMB’000	RMB’000

Current assets	110,632	76,880
Non-current assets	104,698	92,510
Current liabilities	(66,596)	(44,698)
Non-current liabilities	(37,600)	(17,600)

Net assets	111,134	107,092

Revenue	78,279	48,116
Total expense	(71,894)	(44,877)
Tax	(1,596)	(1,067)

Profit after tax	4,789	2,172

Details of investments in associates are set out in Note 4 to the financial statements.

22.	Deferred Tax

The movements in deferred tax assets and liabilities during the year are as follows:

Deferred tax assets
Group
	Decelerated Tax Amortisation of intangible assets	Decelerated Tax Depreciation of property, plant and equipment	Provision For inventories	Unrealised gain arising from intra-group transactions	Accrued expenses	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000

Gross deferred tax assets as at 1 January 2010	368	4,052	3,234	–	–	7,654
Acquisition of subsidiaries	–	–	–	–	15	15
Deferred tax (charged)/credited to the income statement during the year (Note 11)	(107)	335	(250)	–	1,193	1,171

Gross deferred tax assets at 31 December 2010 and 1 January 2011	261	4,387	2,984	–	1,208	8,840
Deferred tax credited to the income statement during the year (Note 11)	399	535	59	1,672	418	3,083

Gross deferred tax assets as at 31 December 2011	660	4,922	3,043	1,672	1,626	11,923

The Group has tax losses arising in Mainland China of RMB34,427,000 that will expire in five years for offsetting against future taxable profits.

Deferred tax assets have not been recognised in respect of these losses as it is not considered probable that taxable profits will be available against which the tax losses can be utilised.

22.	Deferred Tax (Continued)

Deferred tax liabilities
Group
	Fair value Adjustments arising from acquisition of subsidiaries	Undistributed profits of PRC subsidiaries	Total
	RMB’000	RMB’000	RMB’000

Gross deferred tax liabilities at 1 January 2010	37,487	12,577	50,064
Acquisition of a subsidiary	71,012	–	71,012
Deferred tax (credited)/charged to the income statement during the year (Note 11)	(9,548)	438	(9,110)

Gross deferred tax liabilities at 31 December 2010 and 1 January 2011	98,951	13,015	111,966
Deferred tax (credited)/charged to the income statement during the year (Note 11)	(10,458)	4,516	(5,942)

Gross deferred tax liabilities at 31 December 2011	88,493	17,531	106,024

Pursuant to the PRC Corporate Income Tax Law, a 10% withholding corporate income tax is levied on dividends declared to foreign investors from the foreign investment enterprises established in Mainland China. The requirement became effective from 1 January 2008 and applies to earnings after 31 December 2007. A lower withholding corporate income tax rate may be applied if there is a tax treaty between Mainland China and the jurisdiction of the foreign investors. For the Group, the applicable withholding rate is 5%. The Group is therefore liable to withholding taxes on dividends distributed by those subsidiaries established in Mainland China in respect of earnings generated from 1 January 2008.

23.	Inventories

Group
	2011	2010
	RMB’000	RMB’000

Raw materials	90,807	95,412
Work in progress	234,101	233,213
Finished goods	144,529	115,903

	469,437	444,528
Less: Provision for inventories	(23,805)	(19,904)

	445,632	424,624

24.	Trade and Bills Receivables

Group
	2011	2010
	RMB’000	RMB’000

Trade receivables	1,510,096	1,073,888
Bills receivable	435,654	381,130
Less: Impairment provision	(25,487)	(14,281)

	1,920,263	1,440,737

The Group grants different credit periods to customers. The Group generally requires its customers to make payments at various stages of a sale transaction. The credit period of individual customers is considered on a case-by-case basis and set out in the sales contracts, as appropriate. Certain customers are required to make partial payment before or upon delivery. The Group seeks to maintain strict control over its outstanding receivables and closely monitors them to minimise credit risk. Overdue balances are reviewed regularly by senior management.

Trade receivables are unsecured and non-interest-bearing. The carrying amounts of trade receivables and bills receivables are approximate to their fair values.

24.	Trade and Bills Receivables (Continued)

An aged analysis of trade receivables as at the end of the reporting period, based on the invoice date and net of provisions, is as follows:

Group
	2011	2010
	RMB’000	RMB’000

Outstanding balances with ages:
Within 90 days	576,615	502,967
91 to 180 days	394,388	295,240
181 to 365 days	362,381	176,112
1 to 2 years	143,140	75,638
Over 2 years	8,085	9,650

	1,484,609	1,059,607

The movements in the provision for impairment of trade receivables are as follows:

Group
	2011	2010
	RMB’000	RMB’000

At 1 January	14,281	14,895
Reversal of impairment losses (Note 8)	(13,532)	(3,925)
Amount written off as uncollectible	(463)	–
Impairment of trade receivables (Note 8)	25,201	3,311

At 31 December	25,487	14,281

The impaired trade receivables relate to individual customers that were in financial difficulties and the receivables that are not expected to be recovered. The Group does not hold any collateral or other credit enhancements over these balances. The bills receivable all mature within 180 days from the end of the reporting period.

24.	Trade and Bills Receivables (Continued)

The carrying amounts of bills receivables pledged as security for interest-bearing bank loans granted to the Group and for the issuance of bank acceptance notes are as follows:

	2011	2010
	RMB’000	RMB’000

Pledged for interest-bearing bank loans (Note 28)	3,000	30,420
Pledged for bank acceptance notes	36,000	–

	39,000	30,420

The analysis of trade receivables that are not considered to be impaired is as follows:

Group
	2011	2010
	RMB’000	RMB’000

Neither past due nor impaired	770,819	599,202
Past due but not impaired:
Less than 90 days	376,871	268,759
91 to 180 days	205,648	107,465
181 to 365 days	108,836	66,432
1 to 2 years	22,435	17,749

	1,484,609	1,059,607

Receivables that were neither past due nor impaired relate to a large number of diversified customers for whom there was no recent history of default.

Receivables that were past due but not impaired relate to a number of independent customers that have a good track record with the Group. Based on past experience, the Directors believe that no impairment allowance is necessary in respect of these balances as there has not been a significant change in credit quality and the balances are still considered fully recoverable. The Group does not hold any collateral over these balances.

25.	Prepayments, Deposits and Other Receivables

Group
	2011	2010
	RMB’000	RMB’000

Non-current portion
Prepayments for purchases of property, plant and equipment	18,342	34,271

Current portion
Prepayments	56,571	110,690
Deposits and other receivables	33,351	22,483
Less: Impairment provision	(10,455)	–

	79,467	133,173

Total	97,809	167,444

The movements in the provision for impairment of other receivables are as follows:

	2011	2010
	RMB’000	RMB’000

At 1 January	–	–
Impairment of other receivables (Note 8)	10,455	–

At 31 December	10,455	–

The impaired other receivables mainly relates to a prepayment of an investment to an independent third party that was in financial difficulty and the receivables are not expected to be recovered.

Company
	2011	2010
	RMB’000	RMB’000

Current portion
Deposits and other receivables	666	775

The carrying amounts of other receivables approximate to their fair values.

None of the above assets not impaired is past due. The financial assets included in the above balances not impaired relate to receivables for which there was no recent history of default.

26.	Cash and Cash Equivalents, Time Deposits with Original Maturity of more than Three Months and Pledged Deposits

Group
	2011	2010
	RMB’000	RMB’000

Cash and bank balances	462,349	566,132
Less: Time deposits with original maturity of more than three months	–	(307,142)
Pledged deposits	(26,594)	–

Cash and cash equivalents	435,755	258,990

Denominated in RMB	206,977	94,789
Denominated in USD	251,322	449,028
Denominated in HKD	4,044	21,796
Denominated in EUR	6	519

	462,349	566,132

Company
	2011	2010
	RMB’000	RMB’000

Cash and bank balances	246,474	463,642
Less: Time deposits with original maturity of more than three months	–	(307,142)

Cash and cash equivalents	246,474	156,500

Denominated in USD	242,433	441,851
Denominated in HKD	4,041	21,791

	246,474	463,642

Cash at banks earn interest at floating rates based on daily bank deposit rates. The bank balances are deposited with creditworthy banks with no recent history of default. The carrying amounts of the cash and cash equivalents approximate to their fair values.

The RMB is not freely convertible into other currencies, however, under Mainland China’s Foreign Exchange Control Regulations and Administration of Settlement, Sale and Payment of Foreign Exchange Regulations, the Group is permitted to exchange RMB for other currencies through banks authorised to conduct foreign exchange business.

27.	Balances with an Associate and Subsidiaries

Group
		2011	2010
	Note	RMB’000	RMB’000

Amount due from an associate
Shanxi Meijia	(i)	19,596	–

Company
		2011	2010
	Notes	RMB’000	RMB’000

Amounts due from subsidiaries
TJCC IMM AFC	(ii)	259,271	255,739
TJCC IMM Jixi	(ii)	163,478	107,105
TJCC IMM Jiamusi	(ii)	83,390	83,158
IMM JX Holdings	(iii)	143,710	151,089
IMM JMS Holdings	(iii)	122,904	113,997
IMM AFC Holdings	(iii)	11	–
TJCC IMM Jiamusi	(iv)	441,539	464,250

		1,214,303	1,175,338

Notes:

(i)	The balance due from Shanxi Meijia is trade in nature. The balance is unsecured, interest-free and repayable on demand.

(ii)	The amounts due from the subsidiaries are non-trade in nature. The balances are unsecured, bear interest at rates of 3.5% to 6.66% per annum and are repayable on demand.

(iii)	The amounts due from the subsidiaries are non-trade in nature, unsecured, interest-free and repayable on demand.

(iv)	The balances represented the special dividends declared by TJCC IMM Jiamusi to the Company of USD70,106,000 (equivalent to approximately RMB441,539,000).

The nature of the transactions with related parties and subsidiaries is disclosed in Note 36 to the financial statements.

The carrying amounts of the balances due from/to related parties and subsidiaries approximate to their fair values.

28.	Interest-bearing Bank Loans

Group
	2011	2010
	RMB’000	RMB’000

Bank loans:
Secured	18,000	73,420
Unsecured	75,000	50,000

	93,000	123,420

The bank loans bear interest at	5.31%	4.10%
rates per annum in the range of	to 14.40%	to 5.84%

The above bank loans were all repayable within one year. The carrying amounts of the Group’s current bank loans approximate their fair values.

The Group’s bank loans that are secured by the pledge of assets are as follows:

		2011	2010
	Notes	RMB’000	RMB’000

Building and land use rights	(i)	15,000	43,000
Bills receivable	(ii)	3,000	30,420

		18,000	73,420

Notes:

(i)
The loans were secured by the Group’s building and land use rights, which had aggregate carrying values of RMB7,344,000 and RMB1,719,000, respectively, as at 31 December 2011 (2010: RMB51,013,000 and RMB84,831,000, respectively), as set out in Notes 16 and 17 to the financial statements.

(ii)	The loans were secured by the Group’s bills receivable with an aggregate carrying value of RMB3,000,000 as at 31 December 2011 (2010: RMB30,420,000), as set out in Note 24 to the financial statements.

29.	Trade and Bills Payables

Group
	2011	2010
	RMB’000	RMB’000

Trade payables	499,118	377,524
Bills payable	54,495	23,780

	553,613	401,304

An aged analysis of outstanding trade payables as at the end of the reporting period, based on the invoice date, is as follows:

	2011	2010
	RMB’000	RMB’000

Within 90 days	231,454	225,527
91 to 180 days	130,524	83,223
181 to 365 days	102,704	34,036
1 to 2 years	19,488	4,922
2 to 3 years	1,069	1,777
Over 3 years	13,879	28,039

	499,118	377,524

The trade payables are non-interest-bearing and are normally settled within 180 days. The carrying amounts of the trade payables approximate to their fair values.

30.	Other Payables and Accruals

Group
	2011	2010
	RMB’000	RMB’000

Advances from customers	38,820	57,325
Payroll payable	25,849	20,292
Value added tax payable	14,460	30,638
Accrued expenses	93,308	72,801
Welfare payable	15,103	12,663
Other payables	43,121	69,430

	230,661	263,149

Company
	2011	2010
	RMB’000	RMB’000

Payroll payable	3,766	–
Accrued expenses	1,949	1,964
Other payables	67	34,667

	5,782	36,631

The carrying amounts of other payables and accruals approximate to their fair values.

31.	Ordinary Share Capital

Group and Company

	2011	2010
	RMB’000	RMB’000

Authorised:	5,000,000,000 shares of HKD0.1 each	5,000,000,000 shares of HKD0.1 each

Issued and fully paid	114,288	114,270

During the year, the movements in the number of issued share capital are analysed as follows:

	Number of
	ordinary shares	Nominal value
		RMB’000

Issued and fully paid:
As at 1 January 2011	1,300,000,000	114,270
Exercise of share options	214,200	18

As at 31 December 2011	1,300,214,200	114,288

Share options
Details of the Company’s share option scheme and the share options issued under the scheme are included in Note 32 to the financial statements.

32.	Share Option Scheme

The Company operates a share option scheme (the “Scheme”) for the purpose of providing incentives and rewards to eligible participants who contribute to the success of the Group’s operations. Eligible participants of the Scheme include the Company’s Directors, including independent non-executive Directors and other employees of the Group. The Scheme became effective on 24 January 2010 and, unless otherwise cancelled or amended, will expire on 23 January 2020.

The maximum number of share options currently permitted to be granted under the Scheme is 130,000,000 shares, being 10% of total number of shares in issue as at 10 February 2010. Unless approved by shareholders in a general meeting, no participant shall be granted an option within the 12-month period up to and including the proposed date on which the grant of an option is made, if such grant, would represent in aggregate over 1% of the number of shares in issue as at the proposed grant date. The limit on the total number of shares which may be issued upon exercise of all outstanding options granted and yet to be exercised under the Scheme and any other share option schemes of any member of the Group must not exceed 30% of the number of shares in issue from time to time.

The offer of a grant of share options may be accepted within 28 days from the date of offer, upon payment of a nominal consideration of HK$1.00 in total by the grantee. The exercise period of the share options granted is determinable by the Directors, and commences after a vesting period of one to five years and ends on a date which is not later than five years from the date of offer of the share options or the expiry date of the Scheme, if earlier.

The exercise price of share options is determinable by the Directors, but may not be less than the highest of (a) the closing price of the shares as stated in the Stock Exchange’s daily quotations sheet on the grant date, which must be a business day; (b) the average closing price of the shares as stated in the Stock Exchange’s daily quotation sheets for the five business days immediately preceding the grant date; and (c) the nominal value of the shares.

Share options do not confer rights on the holders to dividends or to vote at shareholders’ meetings.

32.	Share Option Scheme (Continued)

The following share options were outstanding under the Scheme during the year:

	2011		2010
	Weighted		Weighted
	average	Number	average	Number
	exercise price	of options	exercise price	of options
	HKD per share	’000	HKD per share	’000

At 1 January	6.37	21,939	–	–
Granted during the year	–	–	6.37	21,939
Forfeited during the year	6.45	(3,805)	–	–
Exercised during the year	4.95	(214)	–	–
Cancelled during the year (i)	6.37	(17,920)	–	–

At 31 December	–	–	6.37	21,939

(i)
The outstanding share options were deemed cancelled upon the acquisition of the Company by Joy Global. The mandatory general offer for all outstanding share options became unconditional on 30 December 2011.

The fair value of equity-settled share options granted during the year ended 31 December 2010 was estimated at the date of grant, using a binomial model, taking into account the terms and conditions upon which the options were granted. The following table lists the inputs to the model used:

Date of grant	28 April 2010	29 October 2010

Stock price (HKD)	3.97	6.75
Exercise price (HKD)	4.07	6.75
Risk-free interest rate (%)	2.89	2.10
Expected volatility (%)	53	52
Dividend yield (%)	1.5	1.0
Post-vesting exit rate (%)	19	12
Exercise multiple	3	2
Expected life of options (year)	9.75	9.24

No other feature of the options granted was incorporated into the measurement of fair value.

The 214,200 share options exercised during the year resulted in the issue of 214,200 ordinary shares of the Company and new share capital of HKD21,420 (equivalent to approximately RMB18,000) and share premium of HKD1,453,536 (equivalent to approximately RMB1,217,000), as further detailed in Notes 31 and 33 to the financial statements.

32.	Share Option Scheme (Continued)

The fair value of the share options granted during the year ended 31 December 2010 was HKD63,069,000. During the year ended 31 December 2011, the Group recognised a share option expense of HKD19,518,000 (equivalent to approximately RMB16,182,000) (2010: HKD5,958,000 (equivalent to approximately RMB5,184,000)).

At the end of the reporting period, the outstanding share options under the Scheme of 17,919,800 shares were cancelled upon the acquisition of the Company by Joy Global. The Group therefore recognised a share option expense of HKD26,494,000 (equivalent to approximately RMB21,966,000) during the year ended 31 December 2011, that otherwise would have been recognised for services received over the remainder of the vesting period as an acceleration of vesting.

The total equity-settled share option expenses recognised during the year ended 31 December 2011 amounted to HKD46,012,000 (equivalent to approximately RMB38,148,000) (2010: HKD5,958,000 (equivalent to approximately RMB5,184,000)) as set out in Note 8 to the financial statements.

33.	Reserves

(a)	Group
The amounts of the Group’s reserves and the movements therein for the current and prior years are presented in the consolidated statement of changes in equity of the consolidated financial statements.

Statutory surplus reserve and statutory reserve fund

In accordance with the Company Law of the PRC and the respective articles of association of the companies registered in the PRC (the “PRC Companies”), each of the PRC Companies was required to allocate 10% of its profit after tax, as determined in accordance with People’s Republic of China accounting rules and regulations (“PRC GAAP”), to the statutory surplus reserve (the “SSR”) until such reserve reaches 50% of its registered capital. Subject to certain restrictions set out in the Company Law of the PRC, part of the SSR can be capitalised as issued capital, provided that the remaining balance after the capitalisation is not less than 25% of the registered capital.

Subsequent to the re-registration of the two PRC subsidiaries, Jiamusi Machinery and Jixi Machinery, as wholly-foreign-owned companies on 11 April 2006, their allocation to the SSR was no longer required. According to the relevant PRC regulations applicable to wholly-foreign-owned companies, the Company is required to allocate a certain portion (not less than 10%), as determined by the Board of Directors, of its profit after tax in accordance with PRC GAAP to the statutory reserve fund (the “SRF”) until such reserve reaches 50% of the registered capital.

The SSR and the SRF are non-distributable other than in the event of liquidation and, subject to certain restrictions set out in the relevant PRC regulations, can be used to offset accumulated losses or be capitalised as issued capital.

33.	Reserves (Continued)

(a)	Group (Continued)
Distributable reserves
For dividend purposes, the amount which the PRC Companies can legally distribute by way of a dividend is determined by reference to the distributable profits as reflected in their PRC statutory financial statements which are prepared in accordance with PRC GAAP. These profits differ from those that are reflected in these financial statements which are prepared in accordance with IFRSs.

In accordance with the Company Law of the PRC, profits after tax of the PRC Companies can be distributed as dividends after the appropriation to the SRF as set out above.

(b)	Company
			Retained
	Share	Share	profits	Exchange
	premium	option	(accumulated)/	fluctuation
	account	reserve	losses	reserve	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000

At 1 January 2010	7,937	–	256,463	8,960	273,360
Repurchase of old shares	80	–	–	–	80
Issue of shares	2,184,835	–	–	–	2,184,835
Share issue expenses	(101,161)	–	–	–	(101,161)
Capitalisation of share premium account	(68,562)	–	–	–	(68,562)
Equity-settled share option arrangements	–	5,184	–	–	5,184
Special dividend	–	–	(280,263)	–	(280,263)
Total comprehensive income for the year*	–	–	81,274	(69,465)	11,809

As at 31 December 2010 And 1 January 2011	2,023,129	5,184	57,474	(60,505)	2,025,282
Exercise of share options	1,217	(361)	–	–	856
Equity-settled share option arrangements	–	38,148	–	–	38,148
Final dividend declared	–	–	(70,207)	–	(70,207)
Total comprehensive income for the year	–	–	(12,619)	(101,894)	(114,513)

As at 31 December 2011	2,024,346	42,971	(25,352)	(162,399)	1,879,566

34.	Operating Lease Arrangements

As lessee
The Group leases certain of its office properties under operating lease arrangements. Leases for office properties are negotiated for terms ranging from one to four years.

The Group had total future minimum lease payments under non-cancellable operating leases falling due as follows:

Group
	2011	2010
	RMB’000	RMB’000

Within a year	1,212	1,513
In the second to fifth years, inclusive	743	1,399

	1,955	2,912

35.	Commitments

In addition to the operating lease commitments detailed in Note 34 above, the Group had the following capital commitments at the end of the reporting period:

Group
	2011	2010
	RMB’000	RMB’000

Contracted, but not provided for:
Plant and machinery	61,792	28,214
Investments	–	33,810

	61,792	62,024

36.	Related Party Transactions

(a)	In addition to the transactions and balances detailed elsewhere in these financial statements, the Group had the following material transactions with related parties:
		2011	2010
	Notes	RMB’000	RMB’000

Nature of transactions

Consulting fee
Rubo Li a/k/a John Lee	(i)	1,628	1,706

Sales of products
Shanxi Meijia	(ii)	16,749	–

Operating lease of office buildings
Benniu		–	153

Management fee
TJCC Services		–	68,344

Founder participation rights payment
Rubo Li a/k/a John Lee		–	23,239
Emory Williams		–	9,959

		–	33,198

Notes:

(i)
According to the consulting agreements entered between Mr. Rubo Li a/k/a John Lee and the Company, the Company agreed to pay a consulting service fee to Mr. Rubo Li a/k/a John Lee who acted as a shareholder and Director of the Company, for consulting services provided to the Company. Mr. Rubo Li a/k/a John Lee resigned as a Director of the Company on 31 January 2011. This agreement was terminated on 30 December 2011 upon completion of acquiring the majority of the shares of the Company by Joy Global.

(ii)	The prices and terms of the referenced transactions were mutually agreed by both parties.

(b)	Outstanding balances with related parties:
Details of the Group’s balances with its related parties at the end of the reporting period together with maximum outstanding balances due from related parties during the year are disclosed in Note 27 to the financial statements.

36.	Related Party Transactions (Continued)

(c)	Compensation of key management personnel of the Group:

	2011	2010
	RMB’000	RMB’000

Basic salaries and other benefits	22,996	24,000
Retirement benefit scheme contributions	139	120
Founder participation rights payment	–	23,239
Equity-settled share option expense	15,130	2,750

	38,265	50,109

37.	Financial Instruments by Category

The carrying amounts of each of the categories of financial instruments as at the end of the reporting period are as follows:

Group
	2011	2010
	RMB’000	RMB’000

Financial assets

Trade and bills receivables	1,920,263	1,440,737
Financial assets included in prepayments, deposits and other receivables	22,896	22,483
Amount due from an associate	19,596	–
Time deposits with original maturity of more than three months	–	307,142
Pledged deposits	26,594	–
Cash and cash equivalents	435,755	258,990

	2,425,104	2,029,352

Financial liabilities

Trade and bills payables	553,613	401,304
Financial liabilities included in other payables and accruals	177,381	175,186
Interest-bearing bank loans	93,000	123,420

	823,994	699,910

37.	Financial Instruments by Category (Continued)

The carrying amounts of each of the categories of financial instruments as at the end of the reporting period are as follows: (Continued)

Company
	2011	2010
	RMB’000	RMB’000

Financial assets

Financial assets included in deposits and other receivables	666	775
Time deposits with original maturity of more than three months	–	307,142
Cash and cash equivalents	246,474	156,500
Amounts due from subsidiaries	1,214,303	1,175,338

	1,461,443	1,639,755

Financial liabilities

Financial liabilities included in other payables and accruals	5,782	36,631

38.	Financial Risk Management Objectives and Policies

The Group’s principal financial instruments comprise interest-bearing loans, time deposits with original maturity of more than three months, and cash and cash equivalents. The main purpose of these financial instruments is to raise funds for the Group’s operations. The Group has various financial assets such as trade and bills receivables as well as other receivables, which arise directly from its operations. The particular recognition methods adopted are disclosed in the accounting policy associated with each item.

It is, and has been during the year, the Group’s policy that no trading in financial instruments should be undertaken.

The main risks arising from the Group’s financial instruments are interest rate risk, foreign currency risk, credit risk, significant concentration of credit risk and liquidity risk. The Group does not hold or issue derivative financial instruments either for hedging or for trading purposes. The board reviews and agrees policies for managing each of the risks which are summarised below:

38.	Financial Risk Management Objectives and Policies (Continued)

Interest rate risk
The Group’s exposure to market risk for changes in interest rates relates primarily to its interest-bearing loans. The Group does not use derivative financial instruments to hedge its interest rate risk. Since the Group’s bank loans all bear fixed interest rates and are due within one year, its exposure to risk of changes in market interest rates is low.

Foreign currency risk
The Group operates in Hong Kong, the Cayman Islands and Mainland China. For companies in Mainland China, their principal activities are transacted in RMB. For other companies outside of Mainland China, their principal activities are transacted in USD and HKD. The Group does not enter into any hedging transactions to manage the potential fluctuation in foreign currencies as the Directors consider that the Group has no significant foreign currency risk exposure.

Credit risk
The Group trades only with recognised and creditworthy third parties. It is the Group’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures. In addition, receivable balances are monitored on an ongoing basis, and therefore, the Group’s exposure to bad debts is not significant.

With respect to credit risk arising from the other financial assets of the Group, which comprise cash and cash equivalents, the Group’s exposure to credit risk arises from default of the counterparty, with a maximum exposure equal to the carrying amounts of these instruments.

Significant concentration of credit risk
Concentration of credit risk exists when changes in economic, industry or geographic factors similarly affect groups of counterparties whose aggregate credit exposure is significant in relation to the Group’s total credit exposure. The Group has a significant concentration of credit risk with customers in the mining sector who operate in Mainland China, with the top five customers accounting for 37% and 30% of the Group’s total trade receivable balances as at 31 December 2011 and 2010, respectively. Sales to these customers accounted for 40% and 45% of the Group’s total sales for the years ended 31 December 2011 and 2010, respectively.

Liquidity risk
The Group monitors its risk to a shortage of funds using a recurring liquidity planning tool. This tool considers the maturity of both its financial instruments and financial assets (e.g., trade receivables) and projected cash flows from operations.

The Group’s objective is to maintain a balance between continuity of funding and flexibility through the use of bank and other borrowings. In addition, banking facilities have been put in place for contingency purposes.

38.	Financial Risk Management Objectives and Policies (Continued)

Liquidity risk (Continued)
The maturity profile of the Group’s financial liabilities as at the end of the reporting period is as follows:

Group
		Less than	3 to 12	1 to 5	More than
31 December 2011	On demand	3 months	months	years	5 years	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000

Interest-bearing bank loans	–	3,000	90,000	–	–	93,000
Trade and bills payables	267,663	260,007	25,943	–	–	553,613
Financial liabilities included in other payables and accruals	177,381	–	–	–	–	177,381

	445,044	263,007	115,943	–	–	823,994

		Less than	3 to 12	1 to 5	More than
31 December 2010	On demand	3 months	months	years	5 years	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000

Interest-bearing bank loans	–	28,420	95,000	–	–	123,420
Trade and bills payables	139,933	248,871	12,500	–	–	401,304
Financial liabilities included in other payables and accruals	140,519	–	34,667	–	–	175,186

	280,452	277,291	142,167	–	–	699,910

Company
		Less than	3 to 12	1 to 5	More than
31 December 2011	On demand	3 months	months	years	5 years	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000

Financial liabilities included in other payables and accruals	5,782	–	–	–	–	5,782

		Less than	3 to 12	1 to 5	More than
31 December 2010	On demand	3 months	months	years	5 years	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000

Financial liabilities included in other payables and accruals	1,964	–	34,667	–	–	36,631

38.	Financial Risk Management Objectives and Policies (Continued)

Capital management
The primary objective of the Group’s capital management is to ensure that it maintains a strong credit rating and a healthy capital ratio in order to support its business and maximise shareholders’ value.

The Group manages its capital structure and makes adjustments to it in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. No changes were made in the objectives, policies or processes for managing capital during the year.

The Group monitors capital using a gearing ratio, which is net debt divided by total capital plus net debt. The Group’s net debt includes interest-bearing bank loans less cash and cash equivalent. Capital represents total equity.

At the end of the reporting period, the Group’s strategy was to maintain the net borrowings to equity ratio at a healthy capital level in order to support its business. The principal strategies adopted by the Group include, without limitation, reviewing future cash flow requirements and the ability to meet debt repayment schedules when they fall due, maintaining a reasonable level of available banking facilities and adjusting investment plans and financing plans, if necessary, to ensure that the Group has a reasonable level of capital to support its business.

As at 31 December 2011, the Group’s cash and cash equivalents exceeded the total interest-bearing bank loans. As such, no gearing ratio as at 31 December 2011 is presented.

39.	Events after the Reporting Period

On 6 January 2012, Joy Global Asia Limited launched a mandatory cash share offer to acquire all of the issued shares of the Company (the “Share Offer”). On 10 February 2012, the Share Offer was completed and Joy Global Asia Limited had acquired approximately 98.9% of the Company’s issued shares.

Upon the completion of the Share Offer, Joy Global Asia Limited will exercise its rights to compulsorily acquire the remaining 1.1% of the Company’s issued shares (the “Compulsory Acquisition”).

The Board of Directors is of the view that if the Compulsory Acquisition is completed, the Company will become a wholly-owned subsidiary of Joy Global Asia Limited and an application will be made for the withdrawal of listing of the Company from the Stock Exchange.

As at the date of approval of the financial statements, the Compulsory Acquisition mentioned above is still in progress.

40.	Approval of the Financial Statements

The financial statements were approved and authorised for issue by the Board of Directors on 30 March 2012.